AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 27, 2014

BETWEEN

HOMESTREET, INC.
a Washington corporation;

AND

SIMPLICITY BANCORP, INC.
a Maryland corporation

AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION
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AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION
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AGREEMENT AND PLAN OF MERGER BETWEEN
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AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

Exhibits to this Agreement

Exhibit A    Form of Voting Agreement
Exhibit B    Participating Shareholders
Exhibit C    Bylaws of Resulting Bank
Exhibit D    Articles of Merger – Company Merger
Exhibit E    Option Cancellation Notice
Exhibit F    Form of Termination and Release Agreement
Exhibit G    Form of Estoppel Letter – Leased Property
Exhibit H    Form of Estoppel Letter – Owned Property

Annex A:    Bank Merger Agreement

AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
BETWEEN
HOMESTREET, INC.
AND
SIMPLICITY BANCORP, INC.

This AGREEMENT AND PLAN OF MERGER, dated as of September 27, 2014 (this “Agreement”), is by and between HomeStreet, Inc. (“HomeStreet”), a Washington corporation and registered savings and loan holding company, and Simplicity Bancorp, Inc., a Maryland corporation and registered savings and loan holding company (“Simplicity”). Capitalized terms used herein shall have the meanings assigned in Section 1.1.
RECITALS

A.
Purpose and Intent. The boards of directors of each of HomeStreet and Simplicity have determined that it is in the best interests of their respective shareholders to enter into the Transactions as more fully described herein, the primary results of which will be (a) the merger of Simplicity with and into HomeStreet, with HomeStreet as the surviving corporation (the “Company Merger”) and (b) the merger of Simplicity Bank, a federal savings bank and wholly-owned subsidiary of Simplicity (“Simplicity Bank”), with and into HomeStreet Bank, a Washington banking corporation and wholly-owned subsidiary of HomeStreet (“HomeStreet Bank”) with HomeStreet Bank as the resulting bank (the “Bank Merger” and together with the Company Merger, the “Mergers”).

B.
Voting Agreements. As a material inducement to HomeStreet to enter into this Agreement, and simultaneously with the parties’ execution and delivery hereof, each Participating Shareholder is entering into a Voting Agreement.

C.
Certain Tax Matters. The parties intend that the Company Merger will constitute a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. Furthermore, the parties intend that this Agreement constitute a “plan of reorganization” with respect to the Company Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by execution of this Agreement.

NOW, THEREFORE, the parties agree as follows:
ARTICLE 1.    CERTAIN DEFINITIONS
Section 1.1    Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
“Action” has the meaning set forth in Section 4.9.
“Acquisition Proposal” has the meaning set forth in Section 6.10(a).

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EXECUTION VERSION

“Affiliate” means, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person in question, whether arising through the ownership of voting securities, by contract or otherwise.
“Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, Small Business Association or any other federal or state agency with authority to (a) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Simplicity Bank or HomeStreet Bank, as the case may be, or (b) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities.
“Agreement” has the meaning set forth in the Preamble.
“AIP” has the meaning set forth in Section 6.12(h).
“AJCA” has the meaning set forth in Section 4.12(c).
“Bank Merger” has the meaning set forth in Recital A.
“Bank Merger Agreement” means the Agreement and Plan of Merger between HomeStreet Bank and Simplicity Bank in substantially the form of Annex A.
“Bank Regulatory Authorities” means each and all of the WDFI, the OCC, the CDBO, the FDIC, the Federal Reserve, and any other Governmental Entity having jurisdiction over the Transactions by virtue of the nature of any of the parties hereto by virtue of such parties’ banking powers.
“Benefit Plans” has the meaning set forth in Section 4.12(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions or state offices are required or permitted to be closed in either or both the State of Washington and the State of California.
“CDBO” means the California Department of Business Oversight.
“Change in Recommendation” has the meaning set forth in Section 6.10(a).
“Classified Loans” has the meaning set forth in Section 4.16(a).
“Closing” and “Closing Date” have the meanings set forth in Section 2.3(c).
“Code” has the meaning set forth in Section 3.4

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EXECUTION VERSION

“Company Merger” has the meaning set forth in Recital A.
“Confidential Information” means all information, whether written or oral, and whether reduced to electronic or magnetic data or otherwise, that a party or its Representatives or affiliates delivers to the other party, or to which a party becomes privy relating to the other party, which is not publicly available, including, without limitation, any information obtained by one party (including its Subsidiaries) from another party (including from or through the parties’ Affiliates or Representatives) during the negotiation of this Agreement, in the course of any due diligence of the other party, and in compliance with the parties’ covenants in this Agreement, other than any information that (a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a non-confidential basis from a source other than HomeStreet or HomeStreet Bank, on the one hand, or Simplicity or Simplicity Bank, on the other hand, or (c) was independently acquired or developed by a party without violating any obligations under this Agreement.
“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 9.1 of this Agreement.
“Continuing Employee” means any employee of Simplicity and its Subsidiaries who continues his or her employment after the Effective Time as an employee of HomeStreet or any of its Subsidiaries.
“Contract” has the meaning set forth in Section 4.5(a).
“Control Transaction” has the meaning set forth in Section 8.2(b)(ii).
“Deemed Closing Price” means (i) if the HomeStreet Closing Price is greater than $15.00 and less than $20.00, the HomeStreet Closing Price, (ii) if the HomeStreet Closing Price is $15.00 or less, $15.00, and (iii) if the HomeStreet Closing Price is $20.00 or more, $20.00.
“Derivatives Contract” means any put, call, straddle, right, option, collar or other contract, agreement, arrangement or understanding of any kind or nature whatsoever, (i) the rights, value or benefit of which is derived wholly or in part from the value or change in value of any other security or commodity, (ii) that represents the right or obligation to acquire or dispose of any other security or commodity, or (iii) the rights, value or benefit of which is based wholly or in part upon the performance of any other contract by a Person not a party to that other contract.
“Effective Time” has the meaning set forth in Section 2.3(a).
“Environmental Laws” has the meaning set forth in Section 4.23.
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“Equity Investment” means (a) an Equity Security; (b) an ownership interest in any corporation or other entity; (c) any membership interest that includes a voting right in any

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corporation or other entity; (d) any interest in real estate; (e) any Derivatives Contract (other than a Derivatives Contract that represents or relates solely to a “commodity” as that term is defined in 7 USC § 1a(9) of the Commodity Exchange Act); and (f) any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.
“Equity Security” means (a) any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate; (b) any security convertible into such a security; (c) any security carrying any warrant or right to subscribe to or purchase any such security; (d) any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing; and (e) any right (whether vested or contingent) to vote or direct the voting of any of the foregoing (other than the power to vote solely as a nominee or fiduciary with respect to any security registered under the Exchange Act and representing less than five percent (5%) of the combined voting power of the issuer thereof).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ESOP Termination Date” has the meaning set forth in Section 6.12(k).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Agent” has the meaning set forth in Section 3.3(a).
“Exchange Ratio” means (a) if the HomeStreet Closing Price is equal to or less than $20.00, and equal to or greater than $15.00, a ratio of one-for-one; (b) if the HomeStreet Closing Price is greater than $20.00, a ratio obtained by dividing (i) $20.00 by (ii) the HomeStreet Closing Price; and (c) if the HomeStreet Closing Price is less than $15.00, and if HomeStreet elects to increase the number of shares of HomeStreet Common Stock pursuant to Section 7.2(c), then a ratio obtained by dividing (i) $15.00 by (ii) the HomeStreet Closing Price.
“Exchange Fund” has the meaning set forth in Section 3.3(a).
“Executive Officer” shall mean, with respect to any party hereto, an officer who holds a the position of Executive Vice President or a comparable or senior position within such entity or a Subsidiary of such entity.
“Fair Housing Act” means the Fair Housing Act, as amended.
“Fairness Hearing” shall mean a hearing convened by CDBO in accordance with Section 25142 of the California Corporations Code for the purpose of determining whether the Merger and the related Transactions are fair, just and equitable and making a determination regarding the Registration Notice.
“Fairness Hearing Application” shall have the meaning assigned in Section 6.4(b)(i).

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“Fairness Hearing Notice” shall have the meaning assigned in Section 6.4(d).
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” means the Board of Governors of the Federal Reserve System (whether or not acting through the Federal Reserve Bank of San Francisco).
“FHLB” means the Federal Home Loan Bank.
“GAAP” means accounting principles generally accepted in the United States of America.
“Governmental Entity” has the meaning set forth in Section 4.5(b).
“HomeStreet” has the meaning set forth in the Preamble.
“HomeStreet Adjustment Event” has the meaning set forth in Section 3.7.
“HomeStreet Articles” means the Second Amended and Restated Articles of Incorporation of HomeStreet, as amended.
“HomeStreet Bank” has the meaning set forth in Recital A.
“HomeStreet Bank Articles” means the Amended and Restated Articles of Incorporation of HomeStreet Bank, as amended.
“HomeStreet Bank Board” means the Board of Directors of HomeStreet Bank.
“HomeStreet Bank Bylaws” means the Amended and Restated Bylaws of HomeStreet Bank and any amendments thereto.
“HomeStreet Benefit Plans” has the meaning set forth in Section 5.12(a).
“HomeStreet Board” means the Board of Directors of HomeStreet.
“HomeStreet Bylaws” means the Second Amended and Restated Bylaws of HomeStreet and any amendments thereto.
“HomeStreet Closing Price” means the arithmetical average of the 4:00 p.m. Eastern Time closing sale prices of HomeStreet Common Stock reported by Nasdaq for the ten (10) consecutive trading days immediately preceding (but not including) the fifth trading day prior to the Closing Date, as adjusted for any HomeStreet Adjustment Event.
“HomeStreet Common Stock” means the common stock, no par value, of HomeStreet.
“HomeStreet Disclosure Schedule” has the meaning set forth in Article 5.

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“HomeStreet 401(k) Plan” shall mean the HomeStreet, Inc. 401(k) Savings Plan.
“HomeStreet IT Systems” has the meaning set forth in Section 5.18(b).
“HomeStreet Material Contract” has the meaning set forth in Section 5.15.
“HomeStreet Meeting” has the meaning set forth in Section 6.9.
“HomeStreet Parties” means HomeStreet and HomeStreet Bank. “HomeStreet Party” means either of the foregoing.
“HomeStreet Plans” has the meaning set forth in Section 5.12(a).
“HomeStreet Preferred Stock” means the preferred stock, no par value, of HomeStreet.
“HomeStreet Reports” has the meaning set forth in Section 5.11.
“HomeStreet SEC Documents” has the meaning set forth in Section 5.6(a).
“HomeStreet Share” or “HomeStreet Shares” has the meaning set forth in Section 5.2.
“HomeStreet Shareholder Approval” has the meaning set forth in Section 5.4(a).
“HomeStreet Stock Option” means any option, warrant, right or other security conveying or purporting to convey a right to purchase HomeStreet Common Stock.
“HomeStreet Stock Plans” has the meaning set forth in Section 5.2.
“Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by Simplicity Bank or HomeStreet Bank, as the case may be, including but not limited to the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the United States Department of Agriculture, Small Business Administration and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and all applications, registrations and renewals in connection therewith, including all goodwill associated therewith; (c) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (d) all datasets, databases and related documentation; and (e) all other intellectual property and proprietary rights.
“IRS” has the meaning set forth in Section 4.12(a).

AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

“Joint Proxy Statement” means a joint proxy statement for the solicitation of proxies for the voting of (a) HomeStreet Common Stock for purposes of approval of the issuance of additional shares of HomeStreet Common Stock in connection with the Merger pursuant to Nasdaq Rule 5635 and (b) Simplicity Common Stock for purposes of approval of the Merger pursuant to Section 3-105(c) of the Maryland General Corporation Law. For purposes of this Agreement, the term “Joint Proxy Statement” shall include the accompanying letter to shareholders, notice of meeting, proxy statement and form of proxy, Fairness Hearing Notice, and any other soliciting material to be distributed to shareholders of HomeStreet or Simplicity in connection with the Company Merger, together with any supplements and amendments thereto.
“Knowledge” (including derivative terms such as “known” and “knowingly”) means, as to any party, any fact or matter that, as of the date hereof, (a) is actually known by a director or Executive Officer of that party, or (b) such director or Executive Officer of that party could be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation regarding the accuracy of any matter addressed in or contemplated by this Agreement that a person in their role as a director or executive officer of such party should undertake.
“Law” has the meaning set forth in Section 4.5(a).
“Liens” has the meaning assigned in Section 4.2(a).
“Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan or a security backed by or representing an interest in any such mortgage loan originated, purchased or serviced by Simplicity Bank or a security backed by or representing an interest in any such mortgage loan or HomeStreet Bank, as the case may be.
“Loans” has the meaning set forth in Section 4.16(a).
“Material Adverse Effect” means, with respect to any party to this Agreement, any effect that (a) is material and adverse to the financial condition, results of operations or business of HomeStreet and its Subsidiaries taken as a whole or Simplicity and its Subsidiaries taken as a whole, as the case may be, or (b) would materially impair the ability of any of HomeStreet and its Subsidiaries or Simplicity and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking, savings institution and similar laws of general applicability or interpretations thereof by Governmental Entities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (iii) changes in general economic conditions affecting banks, savings institutions and their holding companies generally, (iv) the announcement of the Transaction or any action or omission of Simplicity and its Subsidiary or HomeStreet and its Subsidiaries required under this Agreement or taken or omitted to be taken with the express written consent of Simplicity or HomeStreet, (v) the direct effects of compliance with this Agreement in the operating performance of the parties, including expenses incurred by the parties in investigating,

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negotiating, documenting, effecting and consummating the Transactions contemplated by this Agreement, or (vi) changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism, provided that the effect of such changes described in clauses (i), (ii), (iii) and (vi) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on HomeStreet and its Subsidiaries as a whole on the one hand or Simplicity and its Subsidiaries as a whole on the other hand, as measured relative to similarly situated financial institutions. For the avoidance of doubt, it is expressly understood, acknowledged and agreed to by the parties that in the event any party to this Agreement enters into or becomes subject to any order, consent, decree, directive, agreement, memorandum of understanding or similar arrangement with any of the Bank Regulatory Authorities as of or after the date of this Agreement, such event shall be deemed to constitute a Material Adverse Effect with respect to such party.
“Material Contracts” has the meaning set forth in Section 4.15(a).
“Merger Consideration” has the meaning assigned in Section 3.1(a).
“Mergers” has the meaning set forth in Recital A.
“OCC” means the Office of the Comptroller of the Currency.
“Option Payment Amount” has the meaning set forth in Section 3.2(a).
“OREO” means other real estate owned.
“Participating Shareholder” means any Persons identified on Exhibit B as being an executive officer or director of Simplicity or Simplicity Bank.
“Permits” has the meaning set forth in Section 4.10.
“Permitted Liens” has the meaning set forth in Section 4.18.
“Person” means any individual, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.
“Pro-Rata Award” has the meaning set forth in Section 6.12(h).
“Registration Notice” has the meaning set forth in Section 4.5(b).
“Regulatory Agreement” has the meaning set forth in Section 4.25.
“Representatives” means, with respect to a party, any investment banker, financial advisor, attorney, accountant or other Person retained by such party for the purpose of rendering advice in connection with the Merger and the Transactions.
“Resulting Bank” has the meaning set forth in Section 2.2.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Share” or Shares” has the meaning set forth in Section 4.2(a).
“Simplicity” has the meaning set forth in the Preamble.
“Simplicity Articles” means the Restated Articles of Incorporation of Simplicity, as amended.
“Simplicity Balance Sheet” has the meaning set forth in Section 4.6(e).
“Simplicity Bank” has the meaning set forth in the Recital A.
“Simplicity Bank Articles” means the Amended and Restated Federal Stock Charter of Simplicity Bank.
“Simplicity Bank Board” means the Board of Directors of Simplicity Bank.
“Simplicity Bank Bylaws” means the Bylaws of Simplicity Bank and any amendments thereto.
“Simplicity Board” means the Board of Directors of Simplicity.
“Simplicity Bylaws” means the Bylaws of Simplicity and any amendments thereto.
“Simplicity Common Stock” means the common stock, par value $0.01 per share, of Simplicity.
“Simplicity Disclosure Schedule” has the meaning set forth in Article 4.
“Simplicity ESOP” means the Simplicity Bank Employee Stock Ownership Plan
“Simplicity 401(k) Plan” shall mean the Simplicity Bank Employees’ Savings & Profit Sharing Plan.
“Simplicity IT Systems” has the meaning set forth in Section 4.19(b).
“Simplicity Material Contract” has the meaning set forth in Section 4.15(a).
“Simplicity Meeting” has the meaning set forth in Section 6.8.
“Simplicity Plans” has the meaning set forth in Section 4.12(a).

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“Simplicity Preferred Stock” means the preferred stock, par value $0.01 per share, of Simplicity.
“Simplicity Reports” has the meaning set forth in Section 4.11.
“Simplicity Restricted Stock” has the meaning set forth in Section 3.2(b).
“Simplicity SEC Documents” has the meaning set forth in Section 4.6(a).
“Simplicity Shareholder Approval” has the meaning set forth in Section 4.4(a).
“Simplicity Stock Option” means any option, warrant, right or other security conveying or purporting to convey a right to purchase Simplicity Common Stock.
“Simplicity Stock Plans” has the meaning set forth in Section 3.4.
“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.
“Superior Proposal” has the meaning set forth in Section 6.10(a).
“Surviving Corporation” has the meaning set forth in Section 2.1(a).
“Surviving Corporation Articles” shall mean the articles of incorporation of HomeStreet, as in effect on the date of this Agreement, as amended from time to time in accordance therewith.
“Takeover Laws” has the meaning set forth in Section 4.21.
“Tax” and “Taxes” have the meaning set forth in Section 4.14(h)(i).
“Tax Returns” has the meaning set forth in Section 4.14(h)(ii).
“Termination Fee” has the meaning set forth in Section 8.2(b).
“Transaction Documents” means this Agreement, the Bank Merger Agreement and the several Voting Agreements.
“Transactions” means, collectively, the Mergers and each other transaction contemplated by this Agreement.
“Voting Agreement” means an agreement in the form of Exhibit A pursuant to which each Participating Shareholder undertakes certain obligations as set forth therein.
“WBCA” means the Washington Business Corporation Act.
“WDFI” means the State of Washington Department of Financial Institutions.

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ARTICLE 2.    THE MERGERS
Section 2.1    The Company Merger.
(a)    The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Simplicity shall merge with and into HomeStreet in accordance with the applicable provisions of the Maryland General Corporation Law and the WBCA, the separate corporate existence of Simplicity shall cease and HomeStreet shall survive and continue to exist as a Washington corporation (HomeStreet, as the surviving corporation in the Company Merger, sometimes being referred to herein as the “Surviving Corporation”). It is intended by the parties that the Company Merger shall precede the Bank Merger.
(b)    Name. The name of the Surviving Corporation shall continue to be “HomeStreet, Inc.”
(c)    Articles and Bylaws. The articles of incorporation of the Surviving Corporation after the Company Merger shall be the HomeStreet Articles. The bylaws of the Surviving Corporation after the Company Merger shall be the HomeStreet Bylaws.
(d)    Directors and Executive Officers. Subject to Section 6.4(c), the directors of the Surviving Corporation immediately after the Company Merger shall be the directors of HomeStreet immediately prior to the Company Merger, each of whom shall serve until his or her successor shall be duly elected and qualified. The executive officers of the Surviving Corporation immediately after the Company Merger shall be the executive officers of HomeStreet immediately prior to the Company Merger, each of whom shall serve until such time as his or her successor shall be duly appointed and qualified.
(e)    Authorized Capital Stock. The authorized capital stock of HomeStreet upon consummation of the Merger shall be as set forth in the HomeStreet Articles. The authorized capital stock of HomeStreet shall be unaffected by the Transactions.
(f)    Effect of Merger. At the Effective Time, the effect of the Company Merger shall be as provided in Section 3-114 of the Maryland General Corporation Law and RCW 23B.11.060. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Simplicity shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Simplicity shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. Without limiting the generality of the foregoing, HomeStreet as the Surviving Corporation shall assume and be liable for the obligations of Simplicity with respect to the liquidation account for the benefit of any and all eligible Simplicity Bank depositors at the time of the conversion of Simplicity in accordance with applicable law including, without limitation, 12 C.F.R. §239.62.
(g)    Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine that any further assignments or assurances in Law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving

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Corporation its right, title or interest in, to or under any of the rights, properties or assets of Simplicity acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, then Simplicity and its proper officers and directors shall be deemed to have granted to the Surviving Corporation, as of the Effective Time, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and from and after the Effective Time, the proper officers and directors of the Surviving Corporation are and shall be fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action without limitation, except as limited by Law.
Section 2.2    The Bank Merger. Subject to the terms and conditions of this Agreement, at the time stated in the Bank Merger Agreement, Simplicity Bank shall merge with and into HomeStreet Bank in accordance with the applicable provisions of the Home Owners’ Loan Act, 12 C.F.R. §152.13 and the Washington Savings Bank Act, RCW Title 32, the separate corporate existence of Simplicity Bank shall cease and HomeStreet Bank shall survive and continue to exist as a savings bank chartered under the Washington Savings Bank Act (HomeStreet Bank, as the resulting bank in the Bank Merger, sometimes being referred to herein as the “Resulting Bank”).
Section 2.3    Effective Time; Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the consummation of the Mergers, but subject to the fulfillment or waiver of those conditions):
(a)    Company Merger. The parties shall cause the Company Articles of Merger to be filed with the Washington Secretary of State pursuant to the WBCA and with the Maryland State Department of Assessments and Taxation pursuant to the Section 3-107 of the Maryland General Corporation Law on (i) a date selected by HomeStreet, upon two Business Days’ notice to Simplicity, which date shall be no later than five Business Days after the satisfaction or waiver of the conditions to Closing set forth in Article 7 of this Agreement (other than those conditions that by their terms are to be satisfied at Closing), or (ii) such other date to

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which the parties may mutually agree in writing. The Company Merger shall become effective upon the time specified in the Articles of Merger on the date the Articles of Merger are filed, or as otherwise agreed to by the parties. The effective time set forth in the Articles of Merger is herein called the “Effective Time.”
(b)    Bank Merger. The parties shall cause Articles of Merger to be filed with the WDFI and the Washington Secretary of State pursuant to the Washington Savings Bank Act immediately following the completion of the Company Merger. The Bank Merger shall become effective upon the date and time specified in the Articles of Merger.
(c)    Closing. A closing (the “Closing”) of each of the Company Merger and the Bank Merger shall take place on the Business Day prior to the Effective Time at the offices of Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle, Washington 98101, or at such other place, at such other time, or on such other date as the parties may mutually agree (such date, the “Closing Date”). At the Closing, there shall be delivered to HomeStreet and Simplicity the certificates and other documents required to be delivered under Article 7.
Section 2.4    Restructuring Transaction. At any time between the date of this Agreement and the Effective Time, the parties agree to take such actions and execute and deliver such documents and instruments as may be reasonably necessary or desirable, in the reasonable discretion of HomeStreet, to restructure the Transactions, amend this Agreement or any of the agreements between the parties hereto that are contemplated hereby, or to amend or alter the terms of either or both of the Mergers (or any or all of the foregoing) so as to avail any one or more of the parties of any advantages of any now-existing or hereafter adopted Law, to facilitate regulatory approval of the Transactions or the Mergers, or to promote more advantageous Tax treatment for any party or any other Person with respect to any of the agreements, arrangements, understandings, purposes or effects contemplated by this Agreement; provided, however, that (i) there shall be no such change to any material provision of this Agreement after the Simplicity Shareholder Approval or HomeStreet Shareholder Approval, (ii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Mergers (iii) the consideration to be paid to the holders of Simplicity Common Stock under this Agreement is not changed in kind, value or amount and (iv) the Transactions as so restructured will not, in the reasonable opinion of counsel to each party, result in tax consequences to that party or its shareholders that are materially more adverse than the Transactions as set forth herein. Notwithstanding any contrary provision of this Agreement, the parties, upon mutual written consent may revise the structure to provide for registration of the shares of HomeStreet Common Stock to be issued as consideration in the Company Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.
ARTICLE 3.    EFFECT ON CAPITAL STOCK; EXCHANGE PROCEDURES
Section 3.1    Conversion of Capital Stock.

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(a)    At the Effective Time, by virtue of the Company Merger and without any further action on the part of any Person, each share of Simplicity Common Stock then outstanding shall be canceled and converted into the right to receive a number of shares of HomeStreet Common Stock equal to one share of Simplicity Common Stock multiplied by the Exchange Ratio (the “Merger Consideration”).
(b)    Each holder of Shares as of the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive (1) the Merger Consideration, (2) any dividends and other distributions on such shares of HomeStreet Common Stock where the record date of such dividend or other distribution is after the Effective Time, and (3) any cash to be paid in lieu of any fractional Share in accordance with Section 3.3.
(c)    Each Share owned, directly or indirectly, by HomeStreet or any Subsidiary of HomeStreet immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be paid or payable in exchange therefor.
Section 3.2    Treatment of Options and Restricted Stock.
(a)    Each Simplicity Stock Option issued under the Simplicity Bancorp 2004 Stock Option Plan, whether vested or unvested, that is outstanding and unexercised immediately before the Effective Time shall be cancelled and converted into the right to receive, as of the Effective Time, a cash payment in an amount equal to the product of (x) the number of shares of Simplicity Common Stock subject to the Simplicity Stock Option and (y) the amount by which Deemed Closing Price exceeds the exercise price of the Simplicity Stock Option (the “Option Payment Amount”). Holders of Simplicity Stock Options having an exercise price that yields an Option Payment Amount less than zero shall not be entitled to receive any such payments and such options shall be cancelled at the Effective Time. Simplicity shall pay the Option Payment Amount as of the Effective Time and shall (i) record the appropriate compensation expense on its financial statements; and (ii) withhold and remit the appropriate Taxes. Simplicity shall take all actions as necessary to give effect to the transactions contemplated by this Section 3.2(a) including, without limitation, delivering to each holder of a Simplicity Stock Option an Option Cancellation Notice in the form attached hereto as Exhibit E.
(b)    Each restricted stock award issued pursuant to the Simplicity Restricted Stock Plans as of the date hereof (“Simplicity Restricted Stock”) that is outstanding immediately before the Effective Time shall vest in full and the restrictions thereon shall lapse, and, as of the Effective Time, each share of Simplicity Common Stock that was formerly Simplicity Restricted Stock shall be entitled to receive the Merger Consideration in accordance with Section 3.1(a).
Section 3.3    Exchange and Payment.
(a)    At or prior to the Effective Time, HomeStreet shall deposit (or cause to be deposited) with U.S. Bank Corporate Trust Services (the “Exchange Agent”), in trust for the benefit of holders of Shares, and shall instruct the Exchange Agent to timely pay and distribute, sufficient (i) shares of HomeStreet Common Stock to permit prompt payment of the Merger Consideration and (ii) cash to permit prompt payment of the cash in lieu of fractional shares of

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HomeStreet Common Stock payable in connection with the Merger Consideration (together the “Exchange Fund”).
(b)    As soon as reasonably practicable, but no later than five (5) business days after the Effective Time, HomeStreet shall cause the Exchange Agent to mail to each holder of record of any Shares a letter of transmittal and shall be subject to the reasonable approval of Simplicity (which shall specify that delivery shall be effected, and risk of loss and title to the Shares held by such Person shall pass, only upon proper delivery of the certificates or electronic record representing to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as HomeStreet or the Exchange Agent may reasonably specify). Upon surrender of Shares to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Shares shall be entitled to receive in exchange therefor the Merger Consideration to be paid in consideration for such Shares (subject to deduction for any required withholding Tax), and the Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of Shares on the Merger Consideration. After the surrender of the Shares in accordance with this Section 3.3, such Person shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to shares of HomeStreet Common Stock.
(c)    If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Shares is registered, it shall be a condition of payment that such Shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to such Person or shall have established to the satisfaction of HomeStreet that such Tax either has been paid or is not applicable.
(d)    Until surrendered as contemplated by this Section 3.3, Shares shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of such Shares, pursuant to Section 3.1(a), without any interest thereon.
(e)    All Merger Consideration paid or delivered upon the surrender for exchange of Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. At the Effective Time, the stock transfer books of Simplicity shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates purporting to represent Shares are presented to the Surviving Corporation or the Exchange Agent for transfer, such certificates shall be canceled and exchanged as provided in this Article 3.
(f)    Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand of the Surviving

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Corporation, and any holders of Shares who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of the Merger Consideration with respect to such Shares, without interest.
(g)    None of the Surviving Corporation, the Resulting Bank, the Exchange Agent or any other Person shall be liable to any Person in respect of cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(h)    If any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to HomeStreet, of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by HomeStreet or the Exchange Agent, the posting by such Person of a bond in such amount as HomeStreet or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it, the Surviving Corporation or the Resulting Bank with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Consideration with respect to Shares formerly represented by such certificate, without interest.
(i)    Notwithstanding anything to the contrary contained herein, no fractional shares of HomeStreet Common Stock shall be issued for the Merger Consideration, no dividend or distribution with respect to HomeStreet Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a stockholder of HomeStreet. In lieu of the issuance of any such fractional share, HomeStreet shall pay to each former holder of Simplicity Common Stock who otherwise would be entitled to receive a fractional share of HomeStreet Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the Deemed Closing Price. For purposes of determining any fractional share interest, all shares of Simplicity Common Stock owned by a Simplicity shareholder shall be combined so as to calculate the maximum number of whole shares of HomeStreet Common Stock issuable to such Simplicity shareholder.
Section 3.4    Withholding Rights. Unless otherwise provided, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Simplicity Stock Options, or other securities granted or issued under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Simplicity or any of its Subsidiaries (the “Simplicity Stock Plans”) or otherwise pursuant to this Agreement, such amounts as HomeStreet as the Surviving Corporation or the Exchange Agent determines it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by HomeStreet or its Subsidiaries or the Exchange Agent, such withheld amounts shall be treated

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for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.5    Dissenting Shares. Pursuant to Section 3-603 of the Maryland General Corporation Law, the Simplicity shareholders will not have the right to exercise dissenters’ rights in this transaction.
Section 3.6    Reservation of Shares. HomeStreet shall reserve for issuance a sufficient number of shares of HomeStreet Common Stock for the purpose of issuing shares of HomeStreet Common Stock to Simplicity shareholders in accordance with this Article 3.

Section 3.7
Certain Adjustments. If the outstanding shares of HomeStreet Common Stock as of the date of this Agreement changes into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event (any such action, a “HomeStreet Adjustment Event”), the Exchange Ratio for any payment or issuance occurring simultaneously with or after such HomeStreet Adjustment Event and the floor and ceiling prices used in determining the Exchange Ratio shall be proportionately adjusted to provide to the Simplicity shareholders the same economic effect as contemplated by this Agreement prior to such HomeStreet Adjustment Event.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF SIMPLICITY
Except as set forth in the corresponding Section or subsection of the disclosure schedule (for purposes of the Simplicity Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule) delivered by Simplicity to HomeStreet prior to the execution of this Agreement (the “Simplicity Disclosure Schedule”), or as clearly disclosed in the Simplicity SEC Reports, Simplicity represents and warrants to HomeStreet as follows:
Section 4.1    Organization, Standing and Power.
(d)    Simplicity is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Simplicity Bank is duly organized and validly existing as a federally chartered savings bank. Each of Simplicity and Simplicity Bank (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (ii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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(e)    Simplicity has previously made available to HomeStreet true and complete copies of the Simplicity Articles, Simplicity Bylaws, Simplicity Bank Articles and Simplicity Bank Bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Simplicity is not in violation of any provision of the Simplicity Articles or Simplicity Bylaws. Simplicity Bank is not in violation of any provision of the Simplicity Bank Articles or the Simplicity Bank Bylaws.
(f)    Simplicity is a registered savings and loan holding company and does not engage in any financial holding company activities. Simplicity Bank is a member of the FHLB of San Francisco, and the deposit accounts of Simplicity Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Simplicity Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to Simplicity’s Knowledge, threatened. Simplicity Bank is a qualified thrift lender. Section 4.1 of the Simplicity Disclosure Schedule sets forth the balance of Simplicity’s and Simplicity Bank’s liquidation accounts as of the completion of the mutual to stock conversion of K-Fed Mutual Holding Company. At all subsequent times, Simplicity and Simplicity Bank have maintained complete and accurate records of the liquidation account and all related sub-accounts in accordance with the rules of the Office of Thrift Supervision, the OCC and the Federal Reserve, as applicable.
Section 4.2    Capital Stock.
(j)    The authorized capital stock of Simplicity consists of 100,000,000 shares of Simplicity Common Stock and 25,000,000 shares of Simplicity Preferred Stock. As of the date hereof, (i) 7,393,308 shares of Simplicity Common Stock were issued and outstanding, and (ii) 1,188,675 such shares were reserved for issuance pursuant to Simplicity Stock Plans (of which 161,839 shares were subject to outstanding Simplicity Stock Options and 74,673 shares were subject to outstanding restricted share agreements). In addition, 635,245 shares of Simplicity Common Stock are held by the Simplicity ESOP, of which 341,715 shares are unallocated as of the date of this Agreement, and an additional 83,751 shares are held pursuant to the Simplicity 401(k) Plan. As of the date of this Agreement, the aggregate principal balance of all ESOP loan(s) outstanding is Four Million Eighty Six and Thirty Eight Dollars ($4,086,038). References herein to the terms “Share” or “Shares” relate to shares of Simplicity Common Stock issued and outstanding as of the date of this Agreement, issuable pursuant to the exercise of Simplicity Stock Options outstanding on the date hereof and exercised prior to the Effective Time, or otherwise issued by Simplicity in compliance with this Agreement. All the outstanding shares of capital stock of Simplicity are, and all shares reserved for issuance as noted in clause (ii) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of Simplicity are owned by any Subsidiary of Simplicity. All the outstanding shares of capital stock or Equity Securities of each Subsidiary of Simplicity have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or Equity Securities of each such Subsidiary are owned, directly or indirectly, by Simplicity, free and clear of all pledges, claims, liens, charges, options, rights of

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first refusal, encumbrances and security interest of any kind or nature whatsoever (including any limitation of voting, sale, transfer or other disposition or exercise of any other attribute of ownership (collectively, “Liens”). Neither Simplicity nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Simplicity or such Subsidiary on any matter. Except as set forth above in this Section 4.2(a) and except for changes since the date hereof resulting from the exercise of Simplicity Stock Options described in Section 4.2(b), there are no outstanding (A) shares of capital stock or Equity Securities of Simplicity, (B) securities of Simplicity or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Simplicity or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from Simplicity or any of its Subsidiaries, or obligations of Simplicity or any of its Subsidiaries to issue, any shares of capital stock of Simplicity or any of its Subsidiaries, Equity Securities or securities convertible into or exchangeable or exercisable for capital stock or other Equity Securities of Simplicity or any of its Subsidiaries, or rights or interests described in clause (C); or (E) any right or obligation to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. Other than the Voting Agreements, there are no shareholder agreements, voting trusts or other agreements or understandings to which Simplicity or any of its Subsidiaries is a party or on file with or Known to Simplicity with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other Equity Security of Simplicity or any of its Subsidiaries.
(k)    Section 4.2(b) of the Simplicity Disclosure Schedule sets forth a true and complete list of all holders, as of the date hereof, of outstanding Simplicity Stock Options or other rights to purchase or receive Simplicity Shares or similar rights granted under the Simplicity Stock Plans or otherwise indicating as applicable, with respect to each arrangement then outstanding, the type of award granted, the number of Shares subject to such award, the name of the plan under which such award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. None of Simplicity or any of its Subsidiaries has granted, and there is and has been no policy or practice of Simplicity or any of its Subsidiaries to grant, stock or stock-based awards or rights prior to, or otherwise intentionally coordinate the grant of Simplicity Stock Awards, with the release of material information regarding the Company or its Subsidiaries or to grant any Simplicity Stock Awards at a price less than fair market value.
Section 4.3    Subsidiaries. Section 4.3 of the Simplicity Disclosure Schedule sets forth a true and complete list of each Subsidiary of Simplicity, including its jurisdiction of incorporation or formation. Except for (a) the capital stock of, or other Equity Securities in, its Subsidiaries or (b) as set forth on Section 4.3(b) of the Simplicity Disclosure Schedule, Simplicity does not own, directly or indirectly (including through one or more Subsidiaries of Simplicity), any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any

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of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
Section 4.4    Authority.
(a)    Simplicity has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Simplicity have been duly authorized by all necessary corporate action on the part of Simplicity and no other corporate proceedings on the part of Simplicity is necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Company Merger, to the approval of this Agreement by the holders of a majority of the Shares entitled to vote at the Simplicity Meeting (“Simplicity Shareholder Approval”). This Agreement has been duly executed and delivered by Simplicity and, assuming the due authorization, execution and delivery by HomeStreet, constitutes a valid and binding obligation of Simplicity, enforceable against Simplicity in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)    Simplicity Bank has all necessary corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Bank Merger Agreement and consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Simplicity Bank and no other corporate proceedings on the part of Simplicity Bank is necessary to approve the Bank Merger Agreement or to consummate the transactions other than the approval by Simplicity as the sole shareholder of Simplicity Bank with regard to the Bank Merger. Each of Simplicity and Simplicity Bank have taken such actions as may be necessary to eliminate any provision of Simplicity Bank’s Articles of Incorporation that would prohibit, condition or delay Simplicity’s entry into this Agreement and Simplicity’s and Simplicity Bank’s performance of the Transactions.
(c)    The Simplicity Board, at a meeting duly called and held at which all directors of Simplicity were present, duly adopted resolutions (i) determining that the terms of this Agreement and the Transactions are fair to and in the best interests of Simplicity’s shareholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Company Merger, (iii) directing that this Agreement be submitted to the shareholders of Simplicity for adoption and approval, and (iv) resolving to recommend that Simplicity’s shareholders vote in favor of the adoption and approval of this Agreement and the Transactions, including the Company Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The Simplicity Bank Board, at a meeting duly called and held at which all directors of Simplicity Bank were present, duly adopted resolutions (i) determining that the terms of the Bank Merger Agreement and the transactions contemplated

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thereby (including the Bank Merger) are fair to and in the best interests of Simplicity Bank’s shareholders, (ii) approving and declaring advisable the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, (iii) directing that the Bank Merger Agreement be submitted to Simplicity as the sole shareholder of Simplicity Bank for adoption and approval and (iv) resolving to recommend that Simplicity vote in favor of the adoption and approval of the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(d)    Simplicity Shareholder Approval is the only vote of the holders of any class or series of Simplicity’s capital stock or other Equity Securities required by the Simplicity Articles or any applicable Law in connection with the consummation of the Company Merger. No vote of the holders of any class or series of Simplicity’s capital stock or other Equity Securities is required in connection with the consummation of any of the Transactions contemplated by this Agreement other than the Company Merger. The approval of Simplicity as the sole shareholder of Simplicity Bank is the only vote of the holders of any class or series of Simplicity Bank’s capital stock required by the Simplicity Bank Articles or any applicable Law in connection with the consummation of the Bank Merger. No vote of the holders of any class or Series of Simplicity Bank’s capital stock is required in connection with the consummation of any of the Transactions contemplated by this Agreement other than the Bank Merger. No Person has a right under any debt security or other Contract to vote upon, approve, or prohibit the Mergers or the Transactions.
Section 4.5    No Conflict; Consents and Approvals.
(a)    The execution, delivery and performance of this Agreement by Simplicity does not and the execution, delivery and performance of the Bank Merger Agreement by Simplicity Bank, the consummation of the Company Merger, the Bank Merger and the other Transactions, and compliance by Simplicity and its Subsidiaries with the provisions hereof and the provisions of the Bank Merger Agreement will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Simplicity or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Simplicity Articles, the Simplicity Bylaws, the Simplicity Bank Articles, the Simplicity Bank Bylaws or the articles of incorporation or bylaws (or similar organizational documents) of any other Subsidiary of Simplicity, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which Simplicity or any of its Subsidiaries is a party or by which Simplicity or any of its Subsidiaries or any of their respective properties or assets is or may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any federal, state, local or foreign law (including common

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law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement or any published interpretation thereof by any applicable Governmental Entities or Bank Regulatory Authority (“Law”) applicable to Simplicity or any of its Subsidiaries or by which Simplicity or any of its Subsidiaries or any of their respective properties or assets is or may be bound, except as, in the case of clause (ii) or (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity.
(b)    No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission, body or any court or other governmental entity or instrumentality (each, a “Governmental Entity”) is required by or with respect to Simplicity or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Simplicity or the consummation by Simplicity and Simplicity Bank of the Transactions or compliance with the actions contemplated by or in connection with this Agreement, except for (i) such filings and reports as may be required pursuant to the applicable requirements of state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Articles of Merger for the Company Merger with the Washington Secretary of State and the Maryland State Department of Assessments and Taxation, (iii) filing the Articles of Merger for the Bank Merger with the WDFI and Washington Secretary of State , (iv) the determination by CDBO that the Company Merger, the Bank Merger and the other Transactions are fair, just and equitable, and the granting by CDBO of a Notice of Registration and Approval thereof pursuant to Section 25142 of the California Corporations Code (the “Registration Notice”); (v) filings and notices with and approvals and non-objections of the Bank Regulatory Authorities, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices set forth in Section 4.5(b) of the Simplicity Disclosure Schedule.
(c)    The Simplicity Bank Board and Simplicity as the sole shareholder of Simplicity Bank have approved an amendment to the Simplicity Bank Articles that deletes Section 9.A of such charter document. The amendment has been filed with the OCC. Unless the amendment is rejected by the OCC, the amendment will be deemed approved by the OCC as of the time of its adoption by the Simplicity Bank board of directors and Simplicity as the sole shareholder.
Section 4.6    Securities.
(a)    SEC Filings. Simplicity has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since July 1, 2011 (the “Simplicity SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Simplicity SEC Documents complied as to form in all material respects with

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the applicable requirements of the Securities Act and the Exchange Act applicable to such Simplicity SEC Documents. None of the Simplicity SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Simplicity’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.
(b)    Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Simplicity SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of Simplicity at the respective dates thereof and the consolidated results of Simplicity’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.
(c)    Internal Controls. Simplicity and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Simplicity and its Subsidiaries are being made only in accordance with authorizations of management and the Simplicity Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Simplicity’s and its Subsidiaries’ assets that could have a material effect on the Simplicity’s financial statements.
(d)    Disclosure Controls and Procedures. Simplicity’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Simplicity in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Simplicity’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Simplicity required under the Exchange Act with respect to such reports. Simplicity has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Simplicity’s auditors and the audit committee of the Simplicity Board and in Section 4.6(d) of the Simplicity Disclosure Schedules (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in

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any material respect Simplicity’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Simplicity’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.
(e)    Undisclosed Liabilities. The audited balance sheet of Simplicity dated as of June 30, 2014 contained in the Simplicity SEC Documents filed prior to the date hereof is hereinafter referred to as the “Simplicity Balance Sheet.” Neither Simplicity nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded on the Simplicity Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Simplicity Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Simplicity.
(f)    Off-balance Sheet Arrangements. Neither Simplicity nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Simplicity and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Simplicity or any of its Subsidiaries in Simplicity’s or such Subsidiary’s published financial statements or other Simplicity SEC Documents.
(g)    Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Simplicity SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by Section 13(k)(2) of the Exchange Act, neither Simplicity nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Simplicity or any of its Subsidiaries. Simplicity is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Simplicity.

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Section 4.7    Certain Disclosures.
(a)    Simplicity’s management has disclosed to the audit committee of the Simplicity Board, and to HomeStreet, any fraud, whether or not material, that involves the management or other employees of Simplicity or any of its Subsidiaries, other than for defalcations by employees who have no significant role in Simplicity’s financial reporting and which do not involve amounts in excess of $100 in the case of any single employee or $1,000 in the aggregate.
Section 4.8    Absence of Certain Changes or Events. Except as disclosed in Section 4.8(b) of the Simplicity Disclosure Schedules, since the date of the Simplicity Balance Sheet: (a) Simplicity and each of its Subsidiaries has conducted its business, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Simplicity; and (c) neither Simplicity nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of Simplicity or Simplicity Bank set forth in Article 6.
Section 4.9    Litigation. There is no material action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the Knowledge of Simplicity, threatened against or affecting Simplicity or any of its Subsidiaries, any of their respective properties or assets. Neither Simplicity or any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, ruling or decree of any Governmental Entity. Since July 1, 2011, except as set forth in Section 4.9 of the Simplicity Disclosure Schedule (i) there have been no subpoenas, written demands, or document requests received by Simplicity or any of its Subsidiaries or any Affiliate of Simplicity or any of its Subsidiaries from any Governmental Entity, except such as are received by Simplicity or any of its Subsidiaries or any Affiliate of Simplicity or any of its Subsidiaries in the ordinary course of business or as are not, individually or in the aggregate, material to Simplicity and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that Simplicity or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request. As of the date hereof, to the Knowledge of Simplicity, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of Simplicity, threatened, in each case regarding any accounting practices of Simplicity or any of its Subsidiaries or any malfeasance by any executive officer of Simplicity.
Section 4.10    Compliance with Laws. Simplicity and each of its Subsidiaries has in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for its to own, lease or operate its properties and assets and to carry on its businesses and operations as now conducted. All such Permits are in full force and effect. Simplicity and each of its Subsidiaries has complied in all material respects with, and is not in default or violation in

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any material respect of, (i) any applicable Law, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, Simplicity or the relevant Subsidiary does not know of, and has not received since July 1, 2011, written notice of, any material defaults or material violations of any Law.
Section 4.11    Reports. Since July 1, 2011, Simplicity and each of its Subsidiaries has timely filed all material reports (including but not limited to call reports or other similar reports), registrations, documents, filings, statements and submissions, together with any required amendments, exhibits and schedules thereto, that each was required to file with any Governmental Entity, (the foregoing, collectively, the “Simplicity Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, Simplicity Reports complied in all material respects with all requirements of Law. Simplicity Reports, including the documents incorporated by reference into, or delivered, filed or furnished with, each of them, contained all material information required to be included therein. Since July 1, 2011, each communication by Simplicity, any of its Subsidiaries or their respective Affiliates or, to the Knowledge of Simplicity, representatives with the holders of Simplicity Common Stock (including, solely for purposes of this Section 4.11, Persons who were actual investors in Simplicity Common Stock as of the date of such communication and, to the Knowledge of Simplicity, with Persons who were prospective investors in Simplicity Common Stock as of the date of such communication) did not, as of the date communicated to any such Person, violate or conflict with any applicable Law or contain a misstatement of a material fact or omit to state a material fact necessary to make the circumstances therein not misleading.
Section 4.12    Benefit Plans.
(a)    Simplicity has provided to HomeStreet a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA, “multiemployer plans” (within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any employee or former employee of Simplicity or any of its Subsidiaries has any present or future right to benefits or Simplicity or any of its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.” Each Benefit Plan of Simplicity or any of its Subsidiaries existing prior to or as of the date of this Agreement, and each such plan entered into or established by Simplicity or any of its Subsidiaries between the date of this Agreement and the Effective Time, shall be collectively referred to as the “Simplicity Plans.” With respect to each Simplicity Plan, Simplicity has furnished or made available to HomeStreet a current, accurate and complete copy of each such plan and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description and other written communications (or a description of any oral communications) by Simplicity or any of its

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Subsidiaries to its employees concerning the extent of the benefits provided under a Simplicity Plan and (iv) for the two most recent fiscal or calendar years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.
(b)    With respect to the Simplicity Plans:
(i)    except as would not, individually or in the aggregate, result in a material liability to Simplicity and its Subsidiaries, taken as a whole, to the Knowledge of Simplicity, each Simplicity Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 304 of ERISA and 431 of the Code, has occurred with respect to any Simplicity Plan, and all contributions required to be made under the terms of any Simplicity Plan have been timely made;
(ii)    each Simplicity Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Simplicity Plan;
(iii)    there is no Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of Simplicity, threatened, relating to Simplicity Plans, any fiduciaries thereof with respect to their duties to Simplicity Plans or the assets of any of the trusts under any of the Simplicity Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;
(iv)    no Simplicity Plan is subject to Title IV of ERISA or to Section 412 of the Code;
(v)    no Simplicity Plan is a “multiemployer plan” (within the meaning of ERISA Section 3(37));
(vi)    neither Simplicity nor any of its Subsidiaries maintains any “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and Simplicity is not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation; and
(vii)    except as provided in Section 4.12(b)(vii) of the Simplicity Disclosure Schedules, none of the Simplicity Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the

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payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the Transactions.
(c)    To the Knowledge of Simplicity, each Simplicity Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code, and (ii) IRS Notice 2005-1 or any other applicable IRS guidance. No Simplicity Plan that would be a nonqualified deferred compensation plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA. No benefits are payable under the Simplicity Bank 2005 Executive Nonqualified Retirement Plan.
Section 4.13    Labor Matters. Simplicity is and has been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of Simplicity, threatened, any labor dispute, work stoppage, labor strike or lockout against Simplicity or any of its Subsidiaries by its employee]. No employee of Simplicity or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of Simplicity, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of Simplicity, no Executive Officer of Simplicity or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Simplicity or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Simplicity is in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs.
Section 4.14    Taxes.
(a)    All Tax Returns required to be filed by or on behalf of Simplicity or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects.

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(b)    Neither Simplicity nor any of its Subsidiaries (i) is delinquent in the payment of any Tax, (ii) has incurred, since the date of the Simplicity Balance Sheet, any liability for Taxes other than in the ordinary course of business, (iii) has any liability for Taxes of any other Person (except for amounts incurred pursuant to contracts, the principal purpose of which is not the allocation of responsibility for Taxes, entered into in the ordinary course of business with vendors, customers, lessees and the like), nor (iv) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Simplicity Balance Sheet.
(c)    No Liens for Taxes exist with respect to any assets or properties of Simplicity or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.
(d)    Neither Simplicity nor any of its Subsidiaries is a party to or bound by any closing agreement or similar agreement, and there are no material adjustments under Section 481 of the Code that have been requested by Simplicity or any of its Subsidiaries or proposed in writing by any Governmental Entity with respect to Simplicity or any of its Subsidiaries, which would be reasonably expected to increase the liability of Simplicity or any of its Subsidiaries for Taxes following the Closing Date.
(e)    Neither Simplicity nor any of its Subsidiaries has participated in a transaction that is, or is reasonably likely to be deemed to be, a reportable transaction, within the meaning of Treasury Regulations Section 1.6011-4(b)(1).
(f)    As of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of Simplicity, threatened against or with respect to Simplicity or any of its Subsidiaries with respect to any Tax.
(g)    Neither Simplicity nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) in connection with the Mergers.
(h)    As used in this Agreement:
(i)    “Tax” or “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts; and
(ii)    “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

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Section 4.15    Contracts.
(a)    Section 4.15 of the Simplicity Disclosure Schedule lists each of the following types of Contracts (current copies of which have been provided to HomeStreet) to which Simplicity or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:
(i)    any Contract that is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, whether or not filed with the SEC;
(ii)    any Contract that limits the ability of Simplicity or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or, to Simplicity’s Knowledge, upon consummation of the Mergers will materially restrict the ability of HomeStreet or any of its Subsidiaries or Affiliates to engage in any line of business in which Simplicity or Simplicity Bank may lawfully engage;
(iii)    any Contract to which any Affiliate, officer, director, employee or consultant of Simplicity or any of its Subsidiaries is a party or beneficiary (except with respect to loans to directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to such loans);
(iv)    any Contract that obligates Simplicity or any of its Subsidiaries (or, following the consummation of the Transactions, would obligate HomeStreet or its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis;
(v)    any Contract that limits the payment of dividends by Simplicity or any of its Subsidiaries;
(vi)    any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;
(vii)    any Contract relating to indebtedness of Simplicity or any of its Subsidiaries;
(viii)    any Contract that by its terms calls for aggregate payment or receipt by Simplicity or any of its Subsidiaries of more than $50,000 over the remaining term of such Contract;
(ix)    any Contract that provides for potential indemnification payments by Simplicity or any of its Subsidiaries or the potential obligation of Simplicity or any of its Subsidiaries to repurchase loans or leases;
(x)    any Contract not entered into in the ordinary course of business between Simplicity or any of its Subsidiaries and any Affiliate thereof;

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(xi)    any Contract that is material to Simplicity’s balance sheet or its financial conditions or results of operations;
(xii)    any Contract that provides any rights to investors in Simplicity or any of its Subsidiaries, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the Simplicity Board or Simplicity Bank Board;
(xiii)    any Contract that is a consulting agreement or data processing, software programming or licensing Contract involving the payment of more than $25,000 per annum (other than any such Contracts which are terminable by Simplicity or any of its Subsidiary on 60 days or less notice without any required payment or other conditions (other than the condition of notice));
(xiv)    any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement; or
(xv)    any Contract not of the type described in clauses (i) through (xiv) above and which involved the payments by, or to, Simplicity or one of more of its Subsidiaries in the fiscal year ended June 30, 2014, or which could reasonably be expected to involve such payments during the fiscal year ending June 30, 2015, of more than $25,000 (other than pursuant to Loans originated or purchased by Simplicity or a Subsidiary of Simplicity in the ordinary course of business consistent with past practice).
Each Contract of the type described in clauses (i) through (xv) is referred to herein as a “Material Contract.” Each Material Contract to which Simplicity or one of its Subsidiaries is a party or by which Simplicity or any of its Subsidiaries or any of their respective assets, properties or business is bound is referred to herein as a “Simplicity Material Contract.”
(b)    (i) Each Simplicity Material Contract is valid and binding on Simplicity or its relevant Subsidiary and to the Knowledge of Simplicity on each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity and its Subsidiaries, taken as a whole; (ii) Simplicity or its relevant Subsidiary, and, to the Knowledge of Simplicity, each other party thereto, has performed all obligations required to be performed by it under each Simplicity Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity; and (iii) there is no default under any Simplicity Material Contract by Simplicity and its relevant Subsidiary, or, to the Knowledge of Simplicity, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Simplicity or its relevant Subsidiary or, to the Knowledge of Simplicity, any other party thereto under any such Simplicity Material

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Contract, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity.
Section 4.16    Loan Portfolio.
(a)    Except as set forth in Section 4.16(a) of the Simplicity Disclosure Schedule, as of the date hereof, neither Simplicity nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), the unpaid principal balance of which exceeds $50,000, under the terms of which the obligor was, as of June 30, 2014, more than 90 days delinquent in payment of principal or interest or in default of any other provision or (ii) Loan in excess of $50,000 with any director or executive officer of Simplicity or any of its Subsidiaries or, to the Knowledge of Simplicity, any Affiliate of any of the foregoing. Section 4.16(a) of the Simplicity Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $100,000 of Simplicity or any of its Subsidiaries that as of June 30, 2014, were classified by Simplicity or any of its Subsidiaries or any regulatory examiner as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import (“Classified Loans”), together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2014, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of Simplicity or any of its Subsidiaries that as of June 30, 2014, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2014, and (z) each asset of Simplicity or any of its Subsidiaries that as of June 30, 2014, was classified as “OREO” and the book value thereof. Simplicity has separately disclosed in compliance with applicable Law the identity of the borrowers and guarantors of each Loan identified in Section 4.16(a) of the Simplicity Disclosure Schedule.
(b)    Each Loan of Simplicity or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the extent secured, the collateral securing each Loan of Simplicity or any of its Subsidiaries is free and clear of all liens (other than Permitted Liens).
(c)    Except as set forth in Section 4.16(c) of the Simplicity Disclosure Schedule, none of the agreements pursuant to which Simplicity or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase any such Loans or interests therein.
(d)    Simplicity and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by Simplicity or any of its Subsidiaries satisfied, (i) Simplicity’s underwriting standards (and, in the case of Loans held for resale to

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investors, the underwriting standards, if any, of the applicable investors), (ii) all requirements of Law, (iii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between Simplicity or any of its Subsidiaries on the one hand, and any Agency, Loan Investor or Insurer, on the other hand, (iv) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (v) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.
(e)    Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by Simplicity or any of its Subsidiaries), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, Simplicity’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all requirements of Law.
(f)    Each Loan originated or previously owned by Simplicity and subsequently sold under circumstances in which Simplicity retains servicing rights, are being serviced in compliance in all material respects with the terms of all Contracts relating thereto and in compliance with applicable Law.
(g)    The aggregate book value of the Simplicity non-performing assets held by Simplicity and its Subsidiaries and as of August 31, 2014, is set forth in Section 4.16(g) of the Simplicity Disclosure Schedule.
(h)    Each of Simplicity and Simplicity Bank, as applicable, is approved and is in good standing as a seller/servicer by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to originate and service conventional residential mortgage loans. Neither Simplicity nor Simplicity Bank is now or has ever been subject to any fine, suspension, settlement, or other agreement or administrative agreement or sanction by, or any reduction in any loan purchase commitment from, Freddie Mac or any other Loan Investor, or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer loans. Neither Simplicity nor Simplicity Bank has received any notice, nor does it have any reason to believe, that Freddie Mac proposes to limit or terminate the underwriting authority of Simplicity or Simplicity Bank, or to increase the guarantee fees payable to such Loan Investor.
Section 4.17    Insurance. Simplicity and each of its Subsidiaries is insured by reputable insurers against such risks and in such amounts as the management of Simplicity reasonably has determined to be prudent and consistent with industry standards. Simplicity and each of its Subsidiaries is in compliance in all material respects with their respective insurance policies and is not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Simplicity or any of its Subsidiaries, Simplicity or its relevant Subsidiary is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

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Section 4.18    Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Simplicity, Simplicity or each of its Subsidiaries owns and has good and valid title to all of their respective owned real property and good title to all of their respective tangible personal property and has valid leasehold interests in all of their respective leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens other than (a) Liens for current Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Simplicity or its Subsidiaries consistent with past practice and (c) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Simplicity and its Subsidiaries as currently conducted (“Permitted Liens”). No representation is made under this Section 4.18 with respect to any intellectual property or intellectual property rights, which are the subject of Section 4.19.
Section 4.19    Intellectual Property.
(a)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity, Simplicity and its Subsidiaries own, or are licensed or otherwise possesses adequate rights to use (in the manner and to the extent they have used the same), all Intellectual Property used in their respective businesses as currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Simplicity, (i) there are no pending or, to the Knowledge of Simplicity, threatened claims by any Person alleging infringement, misappropriation or dilution by Simplicity or any of its Subsidiaries of the Intellectual Property of any Person; (ii) to the Knowledge of Simplicity, the conduct of the businesses of Simplicity and each of its Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person; (iii) None of Simplicity or any of its Subsidiaries has made any claim of an infringement, misappropriation or other violation by others of its rights to or in connection with Intellectual Property; (iv) to the Knowledge of Simplicity, no Person is infringing, misappropriating or diluting any Intellectual Property of Simplicity or any of its Subsidiaries; (v) Simplicity and each of its Subsidiaries has taken reasonable steps to protect the confidentiality of its trade secrets and the security of its computer systems and networks; and (vi) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate any of Simplicity’s or any of its Subsidiaries’ rights or obligations under, any agreement under which Simplicity or any of its Subsidiaries grants to any Person, or any Person grants to Simplicity or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property.
(b)    To Simplicity’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of Simplicity’s and each of its Subsidiaries’ businesses (collectively, “Simplicity IT Systems”) have been properly maintained by technically competent

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personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Simplicity IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct consolidated business as currently conducted. Neither Simplicity nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of Simplicity IT Systems. Simplicity and each of its Subsidiaries has taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses.
Section 4.20    Fiduciary Accounts. Simplicity and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in compliance with Law and in accordance with the terms of the governing documents. Neither Simplicity nor any of its Subsidiaries nor, to Simplicity’s Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
Section 4.21    State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested shareholder” or similar provision of any state anti-takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares (collectively, “Takeover Laws”) is, or at the Effective Time will be, applicable to this Agreement, the Mergers or any of the other Transactions. No “fair price” law is applicable to this Agreement, the Mergers or any of the other Transactions.
Section 4.22    No Rights Plan. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Simplicity or any of its Subsidiaries is a party or is otherwise bound.
Section 4.23    Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, to Simplicity’s Knowledge, (a) Simplicity and each of its Subsidiaries has complied with all federal, state or local Laws relating to: (i) the protection or restoration of the environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance; and (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property involving any hazardous substance (“Environmental Laws”); (b) there are no proceedings, claims, actions, or investigations of any kind, pending or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against Simplicity or any of its Subsidiaries relating to any Environmental Law, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments, indemnities or decrees by

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or with any person, court, regulatory agency or other Governmental Entity, that could impose any liabilities or obligations under or in respect of any Environmental Law; (d) there are, and have been, no hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by Simplicity or any of its Subsidiaries under circumstances which could reasonably be expected to result in liability to or claims against Simplicity or any of its Subsidiaries relating to any Environmental Law; and (e) there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities under any Environmental Law.
Section 4.24    Derivatives. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, each Derivatives Contract, whether entered into for Simplicity’s or its Subsidiary’s own accounts, or for the account of one or more of its customers, was entered into (a) in accordance with prudent business practices and all applicable Laws and (b) with counterparties believed to be financially responsible at the time; and each Derivatives Contract constitutes the valid and legally binding obligation of Simplicity or its relevant Subsidiary, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, neither Simplicity or any of its Subsidiaries, nor to Simplicity’s Knowledge any other party thereto, is in breach of any of its obligations under any Derivatives Contract.
Section 4.25    Agreements with Regulatory Agencies. Neither Simplicity nor any of its Subsidiaries (a) is subject to any cease-and-desist or other similar order or enforcement action issued by, (b) is a party to any written agreement, consent agreement, informal agreement or memorandum of understanding with, (c) is a party to any commitment letter or similar undertaking to, (d) is subject to any capital directive by, or (e) since July 1, 2011, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). To Simplicity’s Knowledge, no Regulatory Agreement is pending or threatened.
Section 4.26    Affiliate Transactions. No executive officer or director of Simplicity or any of its Subsidiaries is a party to any Simplicity Material Contract other than as disclosed on Section 4.15(a)(iii) of the Simplicity Disclosure Schedule or has any material interest in any material property owned by Simplicity or any of its Subsidiaries, or has engaged in any material transaction with any of the foregoing since July 1, 2011( with the exception of loans from Simplicity Bank).
Section 4.27    Books and Records. The books and records of Simplicity and its Subsidiaries have been fully, properly and accurately maintained in material compliance with

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Law and GAAP, as applicable, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Simplicity and its Subsidiaries.
Section 4.28    Brokers. No broker, investment banker, financial advisor or other Person, other than Keefe, Bruyette & Woods, Inc., the fees of which are set forth in Section 4.28 of the Simplicity Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Simplicity or any of its Subsidiaries or Affiliates.
Section 4.29    Opinion of Financial Advisor. Keefe, Bruyette & Woods, Inc., has delivered to the Simplicity Board its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, subject to the assumptions, qualifications, limitations and other matters stated therein, the Merger Consideration is fair, from a financial point of view, to the holders of Shares. A copy of such opinion will promptly be delivered to HomeStreet following execution of this Agreement.
Section 4.30    No Agreements on Directorships. Neither Simplicity nor any of its Subsidiaries or Affiliates has entered into any agreement which obligates Simplicity to elect any individual to serve on the Simplicity Board or the Simplicity Bank Board, and as of the date hereof, there are no obligations or commitments on the part of Simplicity or any of its Affiliates to elect any individual to serve on the Simplicity Board.
Section 4.31    Disclosure. The representations and warranties contained in this Article 4, and the other information about Simplicity and its Subsidiaries provided to HomeStreet or HomeStreet Bank by or on behalf of Simplicity and its Subsidiaries, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.
ARTICLE 5.    REPRESENTATIONS AND WARRANTIES OF HOMESTREET
Except as set forth in the corresponding Section or subsection of the disclosure schedule (for purposes of the HomeStreet Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule) delivered by HomeStreet to Simplicity prior to the execution of this Agreement (the “HomeStreet Disclosure Schedule”), or as clearly disclosed in the HomeStreet SEC Reports, HomeStreet represents and warrants to Simplicity as follows:
Section 5.1    Organization, Standing and Power.
(l)    Each of HomeStreet and its Subsidiaries (i) is an entity duly organized and validly existing under the Laws of the State of Washington, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good

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standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.
(m)    HomeStreet has previously made available to Simplicity true and complete copies of the HomeStreet Articles and the HomeStreet Bylaws, and the HomeStreet Bank Articles and HomeStreet Bank bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. HomeStreet is not in violation of any provision of the HomeStreet Articles or the HomeStreet Bylaws. HomeStreet Bank is not in violation of any provision of the HomeStreet Bank Articles or HomeStreet Bank Bylaws.
(n)    HomeStreet is a registered savings and loan holding company and is not a financial holding company. HomeStreet Bank is a member of the FHLB of Seattle, and the deposit accounts of HomeStreet Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by HomeStreet Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to HomeStreet’s or HomeStreet Bank’s Knowledge, threatened.
Section 5.2    Capital Stock. The authorized capital stock of HomeStreet consists of 80,000,000 shares of HomeStreet Common Stock and 10,000 shares of HomeStreet Preferred Stock. References herein to the terms “HomeStreet Share” or “HomeStreet Shares” relate to shares of HomeStreet Common Stock issued and outstanding as of the date of this Agreement, or issuable pursuant to the exercise of HomeStreet Stock Options outstanding on the date hereof. As of the date hereof, (a) 14,852,970.60 shares of HomeStreet Common Stock were issued and outstanding, and (b) 1,497,745 HomeStreet Shares were reserved for issuance pursuant to “HomeStreet Stock Plans.” No shares of HomeStreet Preferred Stock are issued or outstanding. All the outstanding shares of capital stock of HomeStreet are, and all shares reserved for issuance as noted in clause (b) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of HomeStreet are owned by any Subsidiary of HomeStreet. All the outstanding shares of capital stock or other Equity Securities of each Subsidiary of HomeStreet have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other Equity Securities of each such Subsidiary are owned, directly or indirectly, by HomeStreet, free and clear of all Liens. Neither HomeStreet nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of HomeStreet or such Subsidiary on any matter. Except as set forth above in this Section 5.2 and except for changes since the date hereof resulting from the exercise of HomeStreet Stock Options, there are no outstanding (A) shares of capital stock or other Equity Securities of HomeStreet, (B) securities of HomeStreet or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of any of its Subsidiaries or (C) stock appreciation rights, “phantom” stock rights, performance

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units, interests in or rights to the ownership or earnings of HomeStreet or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from HomeStreet or any of its Subsidiaries, or obligations of HomeStreet or any of its Subsidiaries to issue, any shares of capital stock of HomeStreet or any of its Subsidiaries, Equity Securities or securities convertible into or exchangeable or exercisable for capital stock or Equity Securities of HomeStreet or any of its Subsidiaries or rights or interests described in (C) or (E) any right or obligations of HomeStreet or its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which HomeStreet or any of its Subsidiaries is a party or on file with or Known to HomeStreet with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other Equity Security of HomeStreet or any of its Subsidiaries.
Section 5.3    Subsidiaries. Section 5.3 of the HomeStreet Disclosure Schedule sets forth a true and complete list of each Subsidiary of HomeStreet, including its jurisdiction of incorporation or formation. Except for (a) the capital stock of, or other Equity Securities in, its Subsidiaries or (b) as disclosed on Section 5.3(b) of the HomeStreet Disclosure Schedule, HomeStreet does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
Section 5.4    Authority.
(d)    HomeStreet has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by HomeStreet have been duly authorized by all necessary corporate action on the part of HomeStreet and no other corporate proceedings on the part of HomeStreet is necessary to approve this Agreement or to consummate the Transactions subject, in the case of the consummation of the Company Merger, to the approval of the issuance of HomeStreet Common Stock pursuant to this Agreement by holders of a majority of the votes cast at the HomeStreet Meeting in accordance with Nasdaq Rule 5635 (the “HomeStreet Shareholder Approval”). This Agreement has been duly executed and delivered by HomeStreet and, assuming the due authorization, execution and delivery by Simplicity, constitutes a valid and binding obligation of each of HomeStreet and HomeStreet Bank, enforceable against them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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(e)    HomeStreet Bank has all necessary corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Bank Merger Agreement and consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of HomeStreet Bank and no other corporate proceedings on the part of HomeStreet Bank is necessary to approve the Bank Merger Agreement or to consummate the transactions.
(f)    The HomeStreet Board, at a meeting duly called and held at which all directors of HomeStreet were present, duly adopted resolutions (i) determining that the terms of this Agreement and the Transactions are in the best interests of HomeStreet’s shareholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Company Merger, (iii) directing that the issuance of the Merger Consideration in the form of shares of HomeStreet Common Stock be submitted to the shareholders of HomeStreet for adoption and approval and (iv) resolving to recommend that HomeStreet’s shareholders vote in favor of the approval of the issuance of HomeStreet Common Stock pursuant to this Agreement and the Transactions, including the Company Merger, and the issuance of the Merger Consideration pursuant thereon, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The HomeStreet Bank Board, at a meeting duly called and held at which all directors of HomeStreet Bank were present, duly adopted resolutions (i) determining that the terms of the Bank Merger Agreement and the transactions contemplated thereby (including the Bank Merger) are fair to and in the best interests of HomeStreet Bank’s shareholders and (ii) approving and declaring advisable the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger which resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(g)    HomeStreet Shareholder Approval is the only vote of the holders of any class or series of HomeStreet’s capital stock or other Equity Securities required by the HomeStreet Articles or any applicable Law in connection with the consummation of the Company Merger. The approval of HomeStreet as the sole shareholder of HomeStreet Bank is the only vote of the holders of any class or series of HomeStreet Bank’s capital stock required by the HomeStreet Bank Articles or any applicable Law in connection with the consummation of the Bank Merger. No Person has a right under any debt security or other Contract to vote upon, approve, or prohibit the Mergers or the Transactions.
Section 5.5    No Conflict; Consents and Approvals.
(h)    The execution, delivery and performance of this Agreement by HomeStreet does not, and the execution, delivery and performance of the Bank Merger Agreement by HomeStreet Bank, and none of the consummation of the Company Merger, the Bank Merger or the other Transactions and compliance by HomeStreet and its Subsidiaries with the provisions hereof or provisions of the Bank Merger Agreement will, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of

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the properties, assets or rights of HomeStreet or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the HomeStreet Articles, the HomeStreet Bylaws, the HomeStreet Bank Articles, the HomeStreet Bank Bylaws or the articles of incorporation or bylaws (or similar organizational documents) of any other Subsidiary of HomeStreet, (ii) any Contract to which HomeStreet or any of its Subsidiaries is a party or by which HomeStreet or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 5.5(b), any Law applicable to HomeStreet or any of its Subsidiaries or by which HomeStreet or any of its Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clause (ii) or (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet.
(i)    No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to HomeStreet or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by HomeStreet or the consummation by HomeStreet or HomeStreet Bank of the Transactions or compliance with the actions contemplated by or in connection with this Agreement, except for (i) such filings and reports as may be required pursuant to the applicable requirements of state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Articles of Merger for the Company Merger with the Washington Secretary of State and the Maryland State Department of Assessments and Taxation, (iii) filing the Articles of Merger for the Bank Merger with the WDFI and Washington Secretary of State , (iv) the determination by CDBO that the Company Merger, the Bank Merger and the other Transactions are fair, just and equitable, and the granting by CDBO of the Registration Notice,   (v) filings and notices with and approvals and non-objections of the Bank Regulatory Authorities, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices set forth in Section 5.5(b) of the Disclosure Schedule.
Section 5.6    Securities.
(b)    SEC Filings. HomeStreet has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since February 10, 2012 (the “HomeStreet SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the HomeStreet SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such HomeStreet SEC Documents. None of the HomeStreet SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order

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to make the statements therein, in light of the circumstances under which they were made, not misleading. None of HomeStreet’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.
(c)    Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the HomeStreet SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of HomeStreet at the respective dates thereof and the consolidated results of HomeStreet’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.
(d)    Internal Controls. HomeStreet and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of HomeStreet and its Subsidiaries are being made only in accordance with authorizations of management and the HomeStreet Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of HomeStreet’s and its Subsidiaries’ assets that could have a material effect on HomeStreet’s financial statements.
(e)    Disclosure Controls and Procedures. HomeStreet’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by HomeStreet in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to HomeStreet’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of HomeStreet required under the Exchange Act with respect to such reports. HomeStreet has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to HomeStreet’s auditors and the audit committee of the HomeStreet Board and on Section 5.6(d) of the HomeStreet Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect HomeStreet’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in HomeStreet’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

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(f)    Undisclosed Liabilities. The audited balance sheet of HomeStreet dated as of December 31, 2013 contained in the HomeStreet SEC Documents filed prior to the date hereof is hereinafter referred to as the “HomeStreet Balance Sheet.” Neither HomeStreet nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded on the HomeStreet Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the HomeStreet Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HomeStreet.
(g)    Off-balance Sheet Arrangements. Neither HomeStreet nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among HomeStreet and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, HomeStreet or any of its Subsidiaries in HomeStreet’s or such Subsidiary’s published financial statements or other HomeStreet SEC Documents.
(h)    Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of HomeStreet (or each former principal executive officer and each former principal financial officer of HomeStreet, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the HomeStreet SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither HomeStreet nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of HomeStreet or any of its Subsidiaries. HomeStreet is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HomeStreet.
(i)    HomeStreet’s independent outside accountants who have prepared board reports for the last two fiscal or calendar years have not resigned or been dismissed as independent outside accountants of HomeStreet as a result of or in connection with any disagreements with HomeStreet on a matter of accounting principles or practices, financial statement disclosure, scope or procedure.
(j)    The records, systems, controls, data and information of HomeStreet and its Subsidiaries are recorded, stored, maintained and operated under means (including any

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electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of HomeStreet or its Subsidiaries or their accountants (including all means of access thereto and therefrom). HomeStreet (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of HomeStreet and its Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 5.7    Certain Disclosures. HomeStreet’s management has disclosed to the audit committee or other relevant committee of the HomeStreet Board, and to Simplicity, any fraud, whether or not material, that involves the management or other employees of HomeStreet or any of its Subsidiaries, other than for defalcations by employees who have no significant role in HomeStreet’s financial reporting and which do not involve amounts in excess of $100 in the case of any single employee of HomeStreet or any of its Subsidiaries, or $1,000 in the aggregate.

Section 5.8    Absence of Certain Changes or Events. Since the date of the HomeStreet Balance Sheet: (a) HomeStreet and its Subsidiaries have conducted their businesses, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on HomeStreet; and (c) none of HomeStreet or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of HomeStreet and HomeStreet Bank set forth in Article 6.
Section 5.9    Litigation. There is no material Action (or basis therefor) pending or, to the Knowledge of HomeStreet, threatened against or affecting HomeStreet or any of its Subsidiaries, any of their respective properties or any of their respective assets. Neither HomeStreet and HomeStreet Bank nor any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, ruling or decree of any Governmental Entity. Since January 1, 2011, (i) there have been no subpoenas, written demands, or document requests received by HomeStreet or any Subsidiary or Affiliate of HomeStreet or any of its Subsidiaries from any Governmental Entity, except such as are received by HomeStreet or any Subsidiary or Affiliate of HomeStreet in the ordinary course of business or as are not, individually or in the aggregate, material to HomeStreet and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that HomeStreet or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request. Except as set forth in Section 5.9 of the HomeStreet Disclosure Schedule, as of the date hereof, to the Knowledge of HomeStreet, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal

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investigations pending or, to the Knowledge of HomeStreet, threatened, in each case regarding any accounting practices of HomeStreet or any of its Subsidiaries or any malfeasance by any executive officer of HomeStreet.
Section 5.10    Compliance with Laws. HomeStreet and each of its Subsidiaries have in effect all material Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. All such Permits are in full force and effect. HomeStreet and its Subsidiaries have complied in all material respects with, and none of them is in default or violation in any material respect of, (i) any applicable Law, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information. HomeStreet does not know of, and has not received since January 1, 2011, written notice of, any material defaults or material violations of any Law.
Section 5.11    Reports. Since December 31, 2010, HomeStreet and each of its Subsidiaries has timely filed all material reports (including but not limited to call reports or other similar reports), registrations, documents, filings, statements and submissions, together with any required amendments, exhibits and schedules thereto, that each was required to file with any Governmental Entity, (the foregoing, collectively, the “HomeStreet Reports”), and each has paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, HomeStreet Reports complied in all material respects with all requirements of Law. HomeStreet Reports, including the documents incorporated by reference into, or delivered, filed or furnished with, each of them, contained all material information required to be included therein. Since December 31, 2008, each communication with the holders of HomeStreet Common Stock (including, solely for purposes of this Section 5.11, Persons who were actual or prospective investors in HomeStreet Common Stock as of the date of such communication) did not, as of the date communicated to any such Person, contain a misstatement of a material fact or omit to state a material fact necessary to make the circumstances therein not misleading.
Section 5.12    Benefit Plans.
(a)    HomeStreet has provided to Simplicity a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) ERISA), “multiemployer plans” (within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans that HomeStreet reasonably believes will be applicable to the employees of Simplicity and Simplicity Bank who will be Continuing Employees, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “HomeStreet Benefit Plans.” Each Benefit Plan of HomeStreet existing prior to or as of the date of this Agreement, and each such plan entered into or established by HomeStreet between the date of this Agreement and the Effective Time, shall be collectively referred to as the “HomeStreet Plans.” With respect to each HomeStreet Plan, HomeStreet has furnished or made available to Simplicity a current, accurate and complete copy of each such plan and, to the extent

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applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, if applicable, and (iii) any summary plan description and other written communications (or a description of any oral communications) by HomeStreet or its Subsidiaries to their employees concerning the extent of the benefits provided under a HomeStreet Plan. HomeStreet has also furnished or made available to Simplicity a true and correct copy of the current employee handbook of HomeStreet and HomeStreet Bank.
(b)    With respect to HomeStreet Plans:
(i)    except as would not, individually or in the aggregate, result in a material liability to HomeStreet and its Subsidiaries, taken as a whole, to the Knowledge of HomeStreet, each HomeStreet Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 304 of ERISA and 431 of the Code, has occurred with respect to any HomeStreet Plan, and all contributions required to be made under the terms of any HomeStreet Plan have been timely made;
(ii)    each HomeStreet Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such HomeStreet Plan;
(iii)    no HomeStreet Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;
(iv)    there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of HomeStreet, threatened, relating to HomeStreet Plans, any fiduciaries thereof with respect to their duties to HomeStreet Plans or the assets of any of the trusts under any of HomeStreet Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions; and
(v)    HomeStreet and its Subsidiaries do not maintain any HomeStreet Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and HomeStreet and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation.

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(c)    To the Knowledge of HomeStreet, each ach HomeStreet Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code, and (ii) IRS Notice 2005 1 or any other applicable IRS guidance. No HomeStreet Plan that would be a nonqualified deferred compensation plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the AJCA has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA.
Section 5.13    Labor Matters. HomeStreet and its Subsidiaries are and have been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of HomeStreet, threatened, any labor dispute, work stoppage, labor strike or lockout against HomeStreet or any of its Subsidiaries by employees. No employee of HomeStreet or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of HomeStreet, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of HomeStreet, no executive officer of HomeStreet or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any Contract, and the continued employment of each such executive officer does not subject HomeStreet or any of its Subsidiaries to any liability with respect to any of the foregoing matters. HomeStreet and its Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs.
Section 5.14    Taxes.
(c)    All Tax Returns required to be filed by or on behalf of HomeStreet or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects.
(d)    Neither HomeStreet nor any of its Subsidiaries (i) is delinquent in the payment of any Tax, (ii) has incurred, since the date of the HomeStreet Balance Sheet, any liability for Taxes other than in the ordinary course of business, (iii) has any liability for Taxes other than Taxes of HomeStreet and its Subsidiaries (except for amounts incurred pursuant to Contracts, the principal purpose of which is not the allocation of responsibility for Taxes, entered into in the ordinary course of business with vendors, customers, lessees and the like), nor (iv) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have

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not been finally resolved with all amounts due either paid or accrued as a liability in the Balance Sheet to the extent required by GAAP.
(e)    No Liens for Taxes exist with respect to any assets or properties of HomeStreet or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.
(f)    Neither HomeStreet nor any of its Subsidiaries is a party to or bound by any closing agreement or similar agreement, and there are no material adjustments under Section 481 of the Code that have been requested by HomeStreet or proposed in writing by any Governmental Entity with respect to HomeStreet or any of its Subsidiaries, in each case that is reasonably expected to increase the liability of HomeStreet or any of its Subsidiaries for Taxes following the Closing Date.
(g)    Neither HomeStreet nor any of its Subsidiaries has participated in a transaction that is, or is reasonably likely to be deemed to be, a reportable transaction, within the meaning of Treasury Regulations Section 1.6011-4(b)(1).
(h)    As of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of HomeStreet, threatened against or with respect to HomeStreet or any of its Subsidiaries with respect to any Tax.
Section 5.15    Contracts. Each Material Contract to which HomeStreet or any of its Subsidiaries is a party is a “HomeStreet Material Contract.” (i) Each HomeStreet Material Contract is valid and binding on HomeStreet and any of its Subsidiaries (to the extent such Subsidiary is a party thereto), as applicable, and to the Knowledge of HomeStreet, on each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet; (ii) HomeStreet and each of its Subsidiaries, and, to the Knowledge of HomeStreet, each other party thereto, has performed all obligations required to be performed by it under each HomeStreet Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet; and (iii) there is no default under any HomeStreet Material Contract by HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any other party thereto under any such HomeStreet Material Contract, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet.
Section 5.16    Loan Portfolio.
(a)    Except as set forth in Section 5.16(a) of the HomeStreet Disclosure Schedule, as of the date hereof, neither HomeStreet nor any of its Subsidiaries is a party to any Loan, the unpaid principal balance of which exceeds $50,000, under the terms of which the

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obligor was, as of June 30, 2014, more than 90 days delinquent in payment of principal or interest or in default of any other provision or (ii) Loan in excess of $50,000 with any director or executive officer of HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any Affiliate of any of the foregoing. Section 5.16(a) of the HomeStreet Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $100,000 of HomeStreet or any of its Subsidiaries that as of June 30, 2014, were Classified Loans, together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2014, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of HomeStreet or any of its Subsidiaries that as of June 30, 2014, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2014, and (z) each asset of HomeStreet or any of its Subsidiaries that as of June 30, 2014, was classified as “OREO” and the book value thereof. HomeStreet has separately disclosed in compliance with applicable Law the identity of the borrowers and guarantors of each Loan identified in Section 5.16(a) of the HomeStreet Disclosure Schedule.
(b)    Each Loan of HomeStreet or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the extent secured, the collateral securing each Loan of HomeStreet or any of its Subsidiaries is free and clear of all liens (other than Permitted Liens).
(c)    Except as set forth in Section 5.16(c) of the HomeStreet Disclosure Schedule, none of the agreements pursuant to which HomeStreet or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase any such Loans or interests therein.
(d)    HomeStreet and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by HomeStreet or any of its Subsidiaries satisfied, (i) HomeStreet’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), (ii) all requirements of Law, (iii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between HomeStreet or any of its Subsidiaries on the one hand, and any Agency, Loan Investor or Insurer, on the other hand, (iv) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (v) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.
(e)    Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by HomeStreet or any of its Subsidiaries), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, HomeStreet’s

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underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all requirements of Law.
(f)    Each Loan originated or previously owned by HomeStreet and subsequently sold under circumstances in which HomeStreet retains servicing rights, are being serviced in compliance in all material respects with the terms of all Contracts relating thereto and in compliance with applicable Law.
(g)    The aggregate book value of the HomeStreet non-performing assets held by HomeStreet and its Subsidiaries and as of August 31, 2014, is set forth in Section 5.16(g) of the HomeStreet Disclosure Schedule.
Section 5.17    Insurance. Each of HomeStreet and its Subsidiaries is insured by reputable insurers against such risks and in such amounts as the management of HomeStreet reasonably has determined to be prudent and consistent with industry standards. HomeStreet and each of its Subsidiaries is in compliance in all material respects with their respective insurance policies and is not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of HomeStreet or its Subsidiaries, HomeStreet or a Subsidiary is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.
Section 5.18    Intellectual Property.
(c)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet, HomeStreet and its Subsidiaries own, or are licensed or otherwise possesses adequate rights to use (in the manner and to the extent they have used the same), all Intellectual Property used in their respective business as currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HomeStreet, (i) there are no pending or, to the Knowledge of HomeStreet, threatened claims by any Person alleging infringement, misappropriation or dilution by HomeStreet or any of its Subsidiaries of the Intellectual Property of any Person; (ii) to the Knowledge of HomeStreet, the conduct of the businesses of HomeStreet and its Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person; (iii) HomeStreet and its Subsidiaries have not made any claim of an infringement, misappropriation or other violation by others of its rights to or in connection with Intellectual Property; (iv) to the Knowledge of HomeStreet, no Person is infringing, misappropriating or diluting any Intellectual Property of HomeStreet or any of its Subsidiaries; (v) HomeStreet and its Subsidiaries have each taken reasonable steps to protect the confidentiality of its trade secrets and the security of its computer systems and networks; and (vi) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate any of HomeStreet’s or any of its Subsidiaries’ rights or obligations under, any agreement under which HomeStreet or any of its Subsidiaries grants to any Person, or any Person grants to

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HomeStreet or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property.
(d)    To HomeStreet’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of HomeStreet’s businesses (collectively, “HomeStreet IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The HomeStreet IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct consolidated business as currently conducted. Neither HomeStreet nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of HomeStreet IT Systems. HomeStreet and each of its Subsidiaries has taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses.
Section 5.19    Fiduciary Accounts. HomeStreet and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in compliance with Law and in accordance with the terms of the governing documents. Neither HomeStreet nor its Subsidiaries nor, to HomeStreet’s Knowledge, any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
Section 5.20    Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HomeStreet, HomeStreet or a Subsidiary of HomeStreet owns and has good and valid title to all of their respective owned real property and good title to all of their tangible personal property and has valid leasehold interests in all of their leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens.
Section 5.21    Affiliate Transactions. No executive officer or director of HomeStreet or any of its Subsidiaries is a party to any HomeStreet Material Contract or has any material interest in any material property owned by or leased to HomeStreet or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing since January 1, 2011.
Section 5.22    Brokers. No broker, investment banker, financial advisor or other Person, other than MJ Capital Partners, the fees of which are set forth in Section 5.22 of the HomeStreet Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee

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or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HomeStreet or any of its Subsidiaries or Affiliates.
Section 5.23    Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, to its Knowledge, (a) HomeStreet and each of its Subsidiaries has complied with all Environmental Laws; (b) there are no proceedings, claims, actions, or investigations of any kind, pending or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against HomeStreet and each of its Subsidiaries relating to any Environmental Law and, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments, indemnities or decrees by or with any person, court, regulatory agency or other Governmental Entity, that could impose any liabilities or obligations under or in respect of any Environmental Law; (d)  there are, and have been, no hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by HomeStreet or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against HomeStreet or any of its Subsidiaries relating to any Environmental Law; and (e)  there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities under any Environmental Law.
Section 5.24    Derivatives. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, each Derivatives Contract, whether entered into for HomeStreet’s or its Subsidiary’s own accounts, or for the account of one or more of its customers, was entered into (a) in accordance with prudent business practices and all applicable Laws and (b) with counterparties believed to be financially responsible at the time; and each Derivatives Contract constitutes the valid and legally binding obligation of HomeStreet or its relevant Subsidiary, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, neither HomeStreet, any Subsidiary of HomeStreet, nor to HomeStreet’s Knowledge any other party thereto, is in breach of any of its obligations under any Derivatives Contract.
Section 5.25    Agreements with Regulatory Agencies. Neither HomeStreet nor any of its Subsidiaries is subject to any Regulatory Agreement. To HomeStreet’s Knowledge, no Regulatory Agreement is pending or threatened.
Section 5.26    Books and Records. The books and records of HomeStreet and its Subsidiaries have been fully, properly and accurately maintained in material compliance with Law and GAAP, as applicable and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of HomeStreet and its Subsidiaries, taken as a whole.

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Section 5.27    Registration Obligation. Other than any obligation to register securities under Employee Benefit Plans on a Registration Statement on Form S-8, neither HomeStreet nor any of its Subsidiaries is required to register any of their respective securities under the Securities Act or the Exchange Act or, except as set forth in Section 6.2(b) and Section 6.2(c), below, under the securities laws of any state.
Section 5.28    No Agreements on Directorships. Other than as set forth in Section 6.4(c) below, none of HomeStreet, any Subsidiary of HomeStreet or any Affiliate of HomeStreet has entered into any agreement which obligates HomeStreet or a Subsidiary of HomeStreet to elect any individual to serve on HomeStreet Board or the board of directors of any Subsidiary of HomeStreet, and as of the date hereof, there are no obligations or commitments on the part of HomeStreet, or any Subsidiary or Affiliate of HomeStreet to elect any individual to serve on HomeStreet Board or the board of directors of any Subsidiary of HomeStreet.
Section 5.29    Disclosure. The representations and warranties contained in this Article 5, and the other information about HomeStreet or HomeStreet Bank provided to Simplicity and Simplicity Bank by or on behalf of HomeStreet or HomeStreet Bank, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.
ARTICLE 6.    ACTIONS AND COVENANTS
Section 6.1    Forbearances of Simplicity. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.1 of the Simplicity Disclosure Schedule, without the prior written consent (including consent delivered by email from Mark Mason, Godfrey Evans, Pam Taylor or Cory Stewart, provided the three other individuals named here are included on such email) of HomeStreet which consent shall not be unreasonably withheld, conditioned or delayed (which prior written consent shall be deemed to have been given, for purposes of Section 6.1(i), Section 6.1(l) and Section 6.1(s), if HomeStreet has not objected to a proposed action by Simplicity on or before five (5) Business Days after written notice thereof by Simplicity has been received by HomeStreet), Simplicity will not and will cause its Subsidiaries to not:
(a)    Ordinary Course. Conduct its business or the business of any Subsidiary other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and HomeStreet the goodwill of the customers of Simplicity and its Subsidiaries and others with whom business relations exist.
(b)    Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any Equity Securities on behalf of itself or any Subsidiary other than pursuant to the issuance of shares upon exercise of vested and outstanding Simplicity Stock Options.

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(c)    Dividends; Repurchases; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock or the capital stock of any Subsidiary, (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, provided however, that Simplicity may continue to declare and pay regular quarterly cash dividends of no more than $0.09 per share with payment and record dates consistent with past practice or (iii) repurchase any outstanding Shares, including but not limited to any repurchases pursuant to any existing repurchase plan or arrangement entered into or approved by Simplicity. Any dividends declared pursuant to this Section 6.1(c) shall be paid in full by Simplicity prior to the Effective Time.
(d)    Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Simplicity or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by Law, (ii) as to employees who are not Executive Officers, increases to salary or hourly wage amounts in the ordinary course of business and consistent with past practice, (iii) the payment of bonuses for the year ending June 30, 2015, to the extent such bonuses have been accrued in accordance with GAAP through the Closing Date and provided that such bonuses are consistent, as to amount, timing of payment (other than payments made in accordance with Section 6.12) and persons covered, with past practice. Simplicity shall promptly provide notice to HomeStreet of any increases allowed pursuant to this Section 6.1(d).
(e)    Hiring. Hire any person as an employee of Simplicity or any of its Subsidiaries or promote any employee of Simplicity or any of its Subsidiaries, except (i) to fill existing vacancies at Simplicity or one of its Subsidiaries as set forth on Section 6.1(e) of the Simplicity Disclosure Schedule, (ii) to satisfy contractual obligations existing as of the date hereof as set forth on Section 6.1(e) of the Simplicity Disclosure Schedule and (iii) to fill any vacancies arising after the date hereof provided such Person’s employment is terminable at the will of Simplicity or its relevant Subsidiary, provided, however, that no replacement employee shall be hired on terms that would make him or her subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transactions or consummation thereof other than as provided by this Agreement.
(f)    Benefit Plans. Enter into, establish, adopt, amend or terminate, or make any contributions other than contributions in the ordinary course of business and consistent with past practice to (except (i) as may be required by applicable Law, (ii) as required under the terms of a contract, plan, arrangement or agreement existing as of the date hereof and set forth on Section 6.1(f) of the Simplicity Disclosure Schedule, or (iii) as directed by the IRS in order to receive a favorable determination letter), any Simplicity Plan or any other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Simplicity or any of its Subsidiaries or take any action to accelerate the vesting or

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exercisability of compensation or benefits payable thereunder, except as expressly permitted under the terms of this Agreement. In addition, Simplicity and Simplicity Bank covenant and agree that no existing or former executive or other employee shall be permitted to participate, and no additional benefits shall accrue under, the 2005 Executive Nonqualified Retirement Plan from the date of this Agreement through the Effective Time.
(g)    Dispositions. Except for the sale of OREO and conforming one-to-four family real estate Loans in each case sold in the ordinary course of business consistent with past practices, or as permitted pursuant to Section 6.1(r) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties.
(h)    Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 6.1(r)), deposits or properties of any other entity.
(i)    Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and set forth on Section 6.1(i) of the Simplicity Disclosure Schedule as to nature and amount of each such commitments.
(j)    Governing Documents. Amend the Simplicity Articles or Simplicity Bylaws or the articles or bylaws of other similar organizational documents, of any Subsidiary, except as required by Law or enter into a plan of consolidation, merger, share exchange or reorganization with any Person, or a letter of intent or agreement in principle with respect thereto, except as permitted by Section 6.10 of this Agreement.
(k)    Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in Law, GAAP or Bank Regulatory Authorities.
(l)    Contracts. Except as otherwise permitted under this Section 6.1, enter into, cancel, or terminate any Material Contract or amend, fail to renew or modify in any material respect any of the existing Simplicity Material Contracts in excess of $25,000.
(m)    Claims. Except as set forth on Section 6.1(m) of the Simplicity Disclosure Schedules, enter into any settlement or similar agreement with respect to any Action to which Simplicity or any of its Subsidiaries in their respective properties or assets is or becomes subject to, or a party to, which settlement, agreement or action involves payment by Simplicity or any of its Subsidiaries of an amount which (i) exceeds $10,000, (ii) would impose any material restriction on the business of Simplicity or any of its Subsidiaries, or (iii) or create precedent for

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claims that are reasonably likely to be material to Simplicity or any of its Subsidiaries taken as a whole.
(n)    Banking Operations. Enter into any new line of business; introduce any new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management, other material banking and operating policies, or the manner in which its investment securities or loan portfolio is classified or reported, except as required by applicable Law or Bank Regulatory Authorities; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.
(o)    Marketing. Introduce any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to HomeStreet prior to the date hereof).
(p)    Derivatives Contracts. Except as set forth on Section 6.1(p) of the Simplicity Disclosure Schedules, enter into any Derivatives Contract.
(q)    Indebtedness. Incur any new indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, FHLB of San Francisco borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.
(r)    Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any non-mortgage debt security or Equity Investment other than federal funds or United States Government securities or United States Governmental Entity securities, in each case with a term of 90 days or less, or (ii) except as expressly contemplated hereunder, dispose of any debt security or Equity Investment other than sales above book value in the ordinary course of business consistent with past practice.
(s)    Loans. Except for commitments issued prior to the date of this Agreement which have not yet expired and the renewal of existing lines of credit, (i) make any new Loan other than (A) consumer Loans with a principal balance of less than $100,000, (B) commercial Loans with a principal balance of less than $2,000,000, (C) one-to-four family residential loans with a principal balance of less than $1,000,000, or (D) restructure Loans with a principal balance of less than $500,000 and are all originated in the ordinary course of business consistent with past practice and in compliance with the entity’s internal loan policies or (ii) take any action

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that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth above.
(t)    Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
(u)    Tax Elections. Except as set forth on Section 6.1(u) of the Simplicity Disclosure Schedules, make or change any material Tax election, settle or compromise any material Tax liability of Simplicity or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of Simplicity or any of its Subsidiaries, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, change an annual accounting period with respect to Taxes or file any amended Tax Return.
(v)    Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transactions to be subject to the provisions of any Takeover Laws, or (ii) to exempt or relieve any Person from the provisions of any Takeover Laws, any Person (other than HomeStreet or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.
(w)    Transactions with Insiders. Make or propose to make any loan to or enter into any transaction between Simplicity or a Subsidiary thereof on the one hand and any Affiliate thereof on the other, except renewals of Loans with any of the foregoing existing as of the date hereof in accordance with applicable Laws and with Simplicity’s and its Subsidiaries’ lending policies and consistent with past practices.
(x)    Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Mergers set forth in Article 7 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or any Bank Regulatory Authority, or (D) a material delay in the ability of Simplicity or HomeStreet or their respective Subsidiaries to perform any of their obligations under this Agreement on a timely basis.
(y)    Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
Section 6.2    Affirmative Covenants of Simplicity. From and after the date of this Agreement until the Effective Time, Simplicity shall (and to the extent applicable, it shall cause its Subsidiaries to) take the following actions:

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(e)    Compliance with Banking Laws. Simplicity shall take all steps necessary or appropriate to assure that it and its Subsidiaries remain in material compliance at all times with all applicable Laws relating to the ownership and operation of a federally chartered saving bank, including the timely, accurate and complete filing of all Simplicity Reports. Simplicity shall, to the extent not prohibited by Law or any Regulatory Authorities, provide to HomeStreet drafts of all Reports and all correspondence with all Regulatory Authorities no later than five (5) Business Days prior to their filing or transmittal.
(f)    Joint Proxy Statement; Fairness Hearing Notice. Simplicity shall cooperate in all respects with the reasonable requests of HomeStreet for information to be included in the Joint Proxy Statement and the Fairness Hearing Notice, and any supplements or amendments thereto. The information provided by Simplicity for inclusion in the Joint Proxy Statement and the Fairness Hearing Notice shall be free of material misstatements or omissions at the date delivered to HomeStreet, as of the date mailed to the holders of the Shares, and as of the date of the Simplicity Meeting and the Fairness Hearing. To the extent any such information shall become inaccurate or incomplete in any material respect at any time prior to the later to occur of the Simplicity Meeting or the Fairness Hearing, Simplicity shall (i) promptly (and in any case within 48 hours) notify HomeStreet in writing, including reasonable detail, of the existence and nature of any such inaccuracy, and (ii) promptly (and in any case within five (5) Business Days) provide in writing all information reasonably necessary to permit HomeStreet to prepare a supplement or amendment to the Joint Proxy Statement and the Fairness Hearing Notice (as the case may be) so as to eliminate any such material misstatement or omission. Notwithstanding the foregoing, Simplicity shall have no obligation under the preceding sentence with respect to statements included in or incorporated by reference into the Joint Proxy Statement or the Fairness Hearing Notice based on information supplied by or on behalf of HomeStreet or HomeStreet Bank specifically for inclusion or incorporation by reference therein.
(g)    Fairness Hearing. Simplicity shall cause its Chief Executive Officer or President, its Chairman of the Board, and its Chief Financial Officer, and any Representative of Simplicity in connection with the Transactions, to attend the Fairness Hearing and to offer any testimony reasonably requested by HomeStreet or CDBO. Any and all statements made by or attributable to any Person attending the Fairness Hearing at the behest of Simplicity shall be, to the Knowledge of Simplicity, accurate, complete, and free of material misstatements or omissions.

(h)    Notice of Examination Report. Simplicity will advise HomeStreet promptly of the receipt of any examination report of any Bank Regulatory Authority with respect to the condition or activities of Simplicity or any of the Simplicity Subsidiaries.
(i)    Additional Actions. Subject to the terms and conditions herein provided, Simplicity agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

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Section 6.3    Forbearances of HomeStreet. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent (by email) of Simplicity, which consent shall not be unreasonably withheld, conditioned or delayed, HomeStreet will not, and will cause each of its Subsidiaries not to:
(h)    Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article 7 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or any Bank Regulatory Authority, or (D) a material delay in the ability of HomeStreet or Simplicity or any of their respective Subsidiaries to perform any of their obligations under this Agreement, or obtain regulatory approval, on a timely basis.
(i)    Preservation of Business. Fail to use commercially reasonable efforts to preserve its business.
(j)    Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
Section 6.4    Affirmative Covenants of HomeStreet. From and after the date of this Agreement until the Effective Time, HomeStreet shall (and to the extent applicable, it shall cause its Subsidiaries to) take the following actions:
(j)    Compliance with Banking Laws. HomeStreet shall take all steps necessary or appropriate to assure that HomeStreet and each of its Subsidiaries remains in material compliance at all times with all applicable Laws relating to the ownership and operation of a saving bank chartered in the State of Washington, including the timely, accurate and complete filing of all Reports.
(k)    Joint Proxy Statement; Fairness Hearing Notice.
(i)    HomeStreet shall prepare, based in part upon the information provided in writing by Simplicity for such purpose, (A) the Joint Proxy Statement; and (B) the Fairness Hearing Application. For purposes of this Agreement, the “Fairness Hearing Application” means, collectively, an application to the CDBO to convene the Fairness Hearing, a draft of the Fairness Hearing Notice, and any and all correspondence prepared by HomeStreet related thereto. Subject to the obligations of Simplicity pursuant to Section 6.2(c), (x) the Joint Proxy Statement shall, as of the date of filing with the SEC of the definitive proxy statement, mailing date and the dates of the HomeStreet Meeting and Simplicity Meeting, and giving effect to any and all supplements and amendments thereto, be free of material misstatements or omissions pertaining to Simplicity, HomeStreet and the Transactions; and (y) the Fairness Hearing Application shall, as of the mailing date, the date of the Fairness Hearing, and the dates of the Simplicity Meeting and the HomeStreet Meeting, be free of material misstatements or omissions pertaining to Simplicity, HomeStreet and the Transactions. HomeStreet shall afford

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Simplicity and its Representatives an opportunity to comment upon the contents of the Joint Proxy Statement and the Fairness Hearing Application, including in response to any comments from the SEC and the CDBO and shall accept the reasonable written comments provided by each such Person regarding information pertaining to Simplicity. HomeStreet shall, at its own expense, cause the filing of the Joint Proxy Statement with the SEC and the Fairness Hearing Application, shall timely respond to any and all inquiries and comments of the SEC with respect the Joint Proxy Statement and CDBO with respect to the Fairness Hearing Application, and shall file any amendments or supplements reasonably necessary to cause the Joint Proxy Statement to meet the requirements of SEC, and to cause the Fairness Hearing Notice to meet the requirements of CDBO. Upon the filing of the definitive Joint Proxy Statement, and in cooperation with Simplicity pursuant to Section 6.7(d), shall cause the Fairness Hearing Notice to be mailed to the holders of the Simplicity Common Stock together with the notice of the Simplicity Meeting, the Joint Proxy Statement and all other documents related to the solicitation of proxies.
(ii)    To the extent any information contained in the Joint Proxy Statement or the Fairness Hearing Application (other than information provided by Simplicity for inclusion therein or supplement or amendment thereto) shall become inaccurate or incomplete in any material respect at any time prior to the date of such fairness hearing or the date of the Simplicity Meeting or the HomeStreet Meeting, HomeStreet shall (i) promptly (and in any case within 48 hours) notify Simplicity in writing, including reasonable detail, of the existence and nature of any such inaccuracy, and (ii) promptly (and in any case within five (5) Business Days) inform Simplicity, including providing drafts of any supplement or amendment reasonably necessary to correct or eliminate any such material misstatement or omission. Notwithstanding the foregoing, HomeStreet shall have no obligation under the preceding sentence with respect to statements included in or incorporated by reference into the Joint Proxy Statement or Fairness Hearing Application based on information supplied by or on behalf of Simplicity specifically for inclusion or incorporation by reference therein, other than the obligations set forth in Section 6.2(c). HomeStreet shall be responsible, subject to the obligations of Simplicity pursuant to Section 6.2(c), for responding to any inquiries or comments from the SEC or CDBO.
(l)    Appointment of Director. No later than the Effective Time HomeStreet shall nominate and elect to the HomeStreet Board and the HomeStreet Bank Board one (1) individual currently serving on the Board of Directors of Simplicity, selected by a vote of the majority of the HomeStreet Board. The individual so selected shall serve on the HomeStreet Board and HomeStreet Bank Board until the next annual meeting of the shareholders of HomeStreet or his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal; provided, however, that (i) subject to the fiduciary duties of HomeStreet’s Board of Directors, such designee shall be nominated for reelection by the HomeStreet shareholders at the next annual meeting for a three year term, and his or her election shall be recommended by the HomeStreet Board; (ii) subject to the fiduciary duties of HomeStreet Bank’s Board of Directors, such designee shall be nominated by HomeStreet Bank’s Board and elected by HomeStreet Bank’s sole shareholder at the next annual meeting for a three year term on the HomeStreet Bank Board and (iii) the nomination and election shall be subject to the receipt of all required approvals of the Bank Regulatory Authorities with respect to such

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designee, if any, and to compliance with guidelines and requirements applicable to HomeStreet and HomeStreet Bank directors generally.
(m)    Fairness Hearing; Fairness Hearing Notice. HomeStreet shall arrange for the convening of the Fairness Hearing at a site reasonably acceptable to CBDO, and the parties shall cooperate to provide for the approval by CDBO of a Notice of Fairness Hearing in compliance with Section 25142 of the California Corporations Code and Section 260.121 of the California Code of Regulations (the “Fairness Hearing Notice”) based upon the Fairness Hearing Application. Simplicity shall cause the Fairness Hearing Notice to be mailed to each holder of record of the Shares entitled to vote upon the Transactions, and each party shall present such testimony or other evidence as may reasonably be required to procure the granting of the Registration Notice.
(n)    Notice of Examination Report. HomeStreet will advise Simplicity promptly of the receipt of any examination report of any Bank Regulatory Authority with respect to the condition or activities of HomeStreet or any of the HomeStreet Subsidiaries.
(o)    Additional Actions. Subject to the terms and conditions herein provided, HomeStreet agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
(p)    Listing of Shares. HomeStreet agrees to list on the Nasdaq Global Select market (or such other national securities exchange on which the shares of the HomeStreet Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of HomeStreet Common Stock to be issued in the Company Merger.
(q)    Reservation of Shares. HomeStreet agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of HomeStreet Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.
Section 6.5    Regulatory Filings.
(k)    Each of HomeStreet, Simplicity and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities (including the Bank Regulatory Authorities) necessary to consummate the Transactions; and any initial filings with the Bank Regulatory Authorities shall be made by HomeStreet as soon as practicable after the execution hereof (subject to the timely cooperation of Simplicity). Each of HomeStreet and Simplicity shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable.

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Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.
(l)    Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Entity.
Section 6.6    Announcements
(a)    Simplicity and HomeStreet shall consult with each other before issuing any press release with respect to the Mergers, the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by Law. Simplicity and HomeStreet shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.
(b)    HomeStreet shall, jointly with Simplicity, as soon as reasonably practicable after Simplicity Shareholder Approval, prepare and mail to each customer of Simplicity a letter describing the proposed Transactions and the anticipated impact of such Proposed Transactions on the customers of Simplicity.
Section 6.7    Access; Information; Cooperation; Confidentiality.
(a)    Simplicity agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford HomeStreet and HomeStreet’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors, subject to independent auditor consent), systems, properties, personnel and advisors of Simplicity and its Subsidiaries and to such other information relating to Simplicity and its Subsidiaries as HomeStreet may reasonably request (other than minutes that discuss any of the Transactions contemplated by this Agreement after the date hereof) and, during such period, it shall furnish promptly to HomeStreet (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of Simplicity as HomeStreet may reasonably request, provided, however, that Simplicity shall not be required to

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take any action that would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable Law. HomeStreet shall use commercially reasonable efforts to minimize any interference with Simplicity’s regular business operations during any such access to Simplicity’s property, books and records.
(b)    During the period from the date of this Agreement to the Effective Time, Simplicity shall, upon the request of HomeStreet, cause one or more of its designated officers to confer on a monthly or more frequent basis with representatives of HomeStreet regarding its financial condition, operations and business and matters relating to the completion of the Transactions. Within ten (10) days after the end of each month, Simplicity will deliver to HomeStreet a monthly balance sheet and profit and loss statements, without related notes, prepared on a consistent basis in accordance with Law and (subject to the absence of footnotes and to normal, non-material adjustments) with GAAP for unaudited materials. No less frequently than monthly, Simplicity shall consult with HomeStreet regarding the status of all Classified Loans of Simplicity and its Subsidiaries, and shall provide all documentation relating to all such Classified Loans upon HomeStreet’s request. Upon the request of HomeStreet, Simplicity shall facilitate consultation between any one or more executive officers of HomeStreet, on the one hand, and the officer of Simplicity or one of its Subsidiaries as the case may be, having primary supervisory or customer relationship authority with any Loan of Simplicity or its Subsidiaries, which consultation may include any matter pertinent to the status or carrying value of each such Loan. As soon as reasonably available, but in no event more than thirty (30) days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30), Simplicity will deliver to HomeStreet its quarterly balance sheet and profit and loss statements, without related notes, prepared in accordance with Law (including GAAP for unaudited materials, where applicable) and as soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year, Simplicity will deliver to HomeStreet its audited balance sheet and consolidated statements of operations, and changes in shareholders’ equity for such year, together with the unqualified opinion of the certifying accountants of Simplicity.
(c)    No investigation or Knowledge by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.
(d)    Simplicity shall give reasonable notice to HomeStreet of all board and committee meetings of Simplicity, and all meetings of the shareholders of Simplicity and, to the extent Known, the agenda for or business to be discussed at such meeting. Simplicity shall also provide to HomeStreet and its Subsidiaries all written agendas and meeting or written consent materials provided to the directors of Simplicity in connection with such meetings, excluding materials subject to an attorney-client privilege or constituting attorney work product or that Simplicity is not permitted to disclose under Law. One Representative of HomeStreet shall be entitled to attend all meetings of the Simplicity Board and Simplicity Bank Board, subject to the Confidentiality Agreement, other than those portions of such meetings designated as executive sessions and any other meeting or portion of a meeting which Simplicity determines, in consultation with its outside legal counsel, would include (i) confidential discussions of this

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Agreement and the Transactions contemplated hereby, (ii) any third party proposal to acquire control of Simplicity or (iii) any other matter that the respective Board of Directors has reasonably determined would result in a violation of the fiduciary duties of the Simplicity Board or Simplicity Bank Board, as the case may be, to have such Representative of HomeStreet in attendance.
(e)    Simplicity and its Subsidiaries on the one hand and HomeStreet and its Subsidiaries on the other shall cooperate in order to permit HomeStreet and its Subsidiaries to train employees of Simplicity and its Subsidiaries who are expected to continue employment with HomeStreet and its Subsidiaries, and Simplicity and its Subsidiaries shall, as mutually scheduled by HomeStreet and Simplicity, use its reasonable efforts to excuse such employees from their duties for the purpose of training and orientation by HomeStreet and its Subsidiaries. The Parties shall also cooperate in order to allow HomeStreet and its Subsidiaries to utilize employees of Simplicity and Simplicity Bank to assist it in connection with preparing for the conversion of Simplicity Bank’s data processing systems.
(f)    Within ninety (90) days of the date of this Agreement, Simplicity shall provide to HomeStreet a calculation of the balance of all liquidation accounts of Simplicity and Simplicity Bank as of June 30, 2014.
Section 6.8    Simplicity Meeting. Simplicity Board shall duly and properly, in accordance with Section 3-105(b)(2) of the Maryland General Corporation Law, provide notice to holders of Simplicity Common Stock and convene, and thereafter shall cause to occur, a meeting of the holders of Simplicity Common Stock (the “Simplicity Meeting”) for purposes of approval of this Agreement and the Transactions, and at such meeting shall submit to such shareholders a motion contemplating Shareholder Approval. Except in the case of the adoption of a Change in Recommendation, Simplicity Board shall recommend that the holders of Simplicity Common Stock approve this Agreement and the Transactions, and shall not withdraw or modify in any manner adverse to HomeStreet any such recommendation. For the avoidance of doubt, a Change in Recommendation shall not excuse the obligations of Simplicity Board to convene Simplicity Meeting and to take a vote regarding Shareholder Approval pursuant to the first sentence of this Section 6.8. In connection with the Simplicity Meeting, the Simplicity Board shall (a) deliver the Joint Proxy Statement (or cause the Joint Proxy Statement to be delivered) to each holder of record of Simplicity Common Stock as of the applicable record date; and (b) take such actions (including delivering such amendments and supplements to the Joint Proxy Statement as may be reasonably necessary or appropriate) to cause the Joint Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.9    HomeStreet Meeting. HomeStreet Board shall duly and properly, in accordance with the applicable provisions of the WBCA, provide notice to holders of HomeStreet Common Stock and convene, and thereafter shall cause to occur, a meeting of the holders of HomeStreet Common Stock (the “HomeStreet Meeting”) for purposes of approval of the issuance of the Common Stock upon consummation of the Merger, and at such meeting shall

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submit to such shareholders a motion contemplating HomeStreet Shareholder Approval. In connection with the HomeStreet Meeting, the HomeStreet Board shall (a) deliver the Joint Proxy Statement (or cause the Joint Proxy Statement to be delivered) to each holder of record of HomeStreet Common Stock as of the applicable record date; and (b) take such actions (including delivering such amendments and supplements to the Joint Proxy Statement as may be reasonably necessary or appropriate) to cause the Joint Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.10    Acquisition Proposals.
(d)    Simplicity agrees that it shall, and shall direct and use its reasonable best efforts to cause its Affiliates to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any Confidential Information previously furnished by or on behalf of Simplicity thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. Immediately following the execution and delivery of this Agreement, Simplicity shall block all access to the electronic data room maintained in connection with this Agreement and the Transactions, to all Persons other than Simplicity and HomeStreet and their respective Representatives. From the date of this Agreement through the Effective Time or the valid termination of this Agreement, Simplicity shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any Confidential Information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than HomeStreet or its Affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation (whether publicly or otherwise) in support of any Acquisition Proposal, or otherwise that suggests or recommends a material modification to, or the abandonment or termination of, this Agreement or the Transactions (any such statement, a “Change in Recommendation”); provided, however, that prior to the Simplicity Meeting, and subject to the provisions of this Section 6.10, if the Simplicity Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to consider the Acquisition Proposal would breach, or would reasonably be expected to result in a breach of, the Simplicity Board’s fiduciary duties under applicable law, Simplicity may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.10(a) that the Simplicity Board determines in good faith constitutes a Superior

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Proposal (as defined below), subject to providing three (3) Business Days’ prior written notice of its decision to take such action to HomeStreet and identifying in detail and with specificity the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.10(b), (1) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by Simplicity after consultation with its outside counsel) on terms no more favorable than those provided in the Confidentiality Agreement with HomeStreet and (2) participate in discussions or negotiations regarding such a Superior Proposal. For the avoidance of doubt, a breach of this Section 6.10(a) by any Affiliate or Representative of Simplicity or any of its Subsidiaries shall constitute a breach of this Section 6.10(a) by Simplicity, regardless of any Knowledge directly or indirectly attributable to Simplicity. For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of Simplicity and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of Simplicity or any of its Subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of Simplicity or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Simplicity or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Notwithstanding the foregoing, Simplicity shall not make a determination that an Acquisition Proposal constitutes a Superior Proposal unless Simplicity shall have provided to HomeStreet an opportunity, within the three (3) Business Day period referenced in the preceding sentence, to increase its offer to an amount equal to or greater than the amount of such Acquisition Proposal, and unless HomeStreet shall have failed, prior to the expiry of such period, to make such an increase in its offer such that HomeStreet’s offer is substantially equivalent, from a financial point of view, to such Acquisition Proposal. For purposes of this Agreement, the term “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Simplicity Common Stock then outstanding or all or substantially all of Simplicity’s consolidated assets, which the Simplicity Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of Simplicity’s financial advisor and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the Mergers, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Simplicity Board, is reasonably likely to be obtained by such third party. For the avoidance of doubt, the right of HomeStreet to increase its offer in response to an Acquisition Proposal shall not be construed as an obligation to do so, and upon receiving notice of an Acquisition Proposal HomeStreet may, in response thereto, take

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any action that is permitted of HomeStreet under this Agreement, including without limitation terminating this Agreement and exercising the remedies set forth in Article 8.
(e)    In addition to the obligations of Simplicity set forth in Section 6.10(a), Simplicity shall promptly (within 24 hours) advise HomeStreet orally and in writing of its receipt of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep HomeStreet informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to HomeStreet all materials provided to or made available to any third party pursuant to this Section 6.9 which were not previously provided to HomeStreet.
(f)    Simplicity agrees that any violation of the restrictions set forth in this Section 6.10 by any Representative of Simplicity shall be deemed a breach of this Section 6.10 by Simplicity.
(g)    The parties hereto agree that irreparable damage would occur in the event any of the restrictions set forth in Section 6.10(a) were violated by Simplicity or any of its Representatives. It is accordingly agreed that HomeStreet and HomeStreet Bank shall be entitled to seek an injunction or injunctions to prevent breaches of Section 6.10, without the necessity of posting a bond or other security, and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which HomeStreet is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, HomeStreet shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
Section 6.11    [Reserved]
Section 6.12    Employment and Employee Benefits Matters.
(i)    Simplicity has previously made available to HomeStreet in writing complete and accurate lists of the employees of Simplicity and its Subsidiaries. Such employee lists shall be updated by Simplicity and provided to HomeStreet promptly following its request.
(j)    HomeStreet and Simplicity agree that promptly following the execution of this Agreement, meetings shall be held at such locations as HomeStreet and Simplicity shall mutually agree, for HomeStreet and Simplicity to announce the proposed Transactions to the employees of Simplicity and its Subsidiaries. At mutually agreed upon times following such initial announcement, HomeStreet shall be permitted to meet with the employees of Simplicity and its Subsidiaries to discuss employment opportunities with HomeStreet and its affiliates.
(k)    Each of the employees of Simplicity and its Subsidiaries may be offered employment by HomeStreet or one of its Subsidiaries (including HomeStreet) at the sole and absolute discretion of HomeStreet. Simplicity and its Subsidiaries shall cause each employee to whom HomeStreet and one of its Subsidiaries has made such an offer to accept or reject the offer

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of employment within ten (10) Business Days of receipt of such offer from HomeStreet or its Subsidiary. Except as described in this Section 6.12, neither HomeStreet nor any of its Affiliates shall have any liability with respect to any employee of Simplicity or any of its Subsidiaries who is not offered or does not accept employment with HomeStreet or any of its Subsidiaries, or any former employee or retiree of Simplicity or any of its Subsidiaries, regardless of when such liability occurs.
(l)    As soon as administratively practicable after the Effective Time., HomeStreet shall take all reasonable action so that Continuing Employees shall be entitled to participate in the HomeStreet Benefit Plans to the same extent as similarly situated employees of HomeStreet and its Subsidiaries (it being understood that inclusion of the employees of Simplicity and its Subsidiaries in HomeStreet Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under the corresponding Benefit Plans of Simplicity and its Subsidiaries until such Continuing Employees are permitted to participate in HomeStreet Benefit Plans and provided further, however, that nothing contained herein shall require HomeStreet or any of its Subsidiaries to make any grants to any former employee of Simplicity or any of its Subsidiaries under any discretionary equity compensation plan of HomeStreet. HomeStreet shall cause each HomeStreet Benefit Plan in which Continuing Employees are eligible to participate to recognize, for purposes of determining eligibility to participate, vesting of benefits, and for all other purposes (but not for accrual of pension benefits) under HomeStreet Benefit Plans, the service of such employees with Simplicity or any of its Subsidiaries to the same extent as such service was credited for such purpose by Simplicity or any of its Subsidiaries. In addition, such employees shall receive credit for service as an employee of Simplicity or any Subsidiary of Simplicity for purposes of determining length of vacation, paid time off and severance. Notwithstanding the foregoing, no such employee’s service shall be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of HomeStreet to amend or terminate any of the HomeStreet’s Benefit Plans in accordance with their terms at any time.
(m)    Upon termination of any Simplicity or Simplicity subsidiary health plan, HomeStreet shall promptly make available to Continuing Employees and their dependents employer provided health coverage on substantially the same basis as it provides coverage to HomeStreet or HomeStreet subsidiary employees, or if a Continuing Employee is not eligible under the terms of the HomeStreet health plans, shall offer COBRA coverage, provided, however that such Continuing Employees shall be required to bear a portion of the cost of such COBRA coverage that is substantially equivalent in amount to the cost such Covered Employees bore of their insurance coverage as of the date of this Agreement. At such time as Continuing Employees of Simplicity or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of HomeStreet or its Subsidiaries, HomeStreet shall cause each such plan to (i) waive any preexisting condition limitations and exclusions to the extent such conditions and exclusions are covered under the applicable medical, health or dental plans of HomeStreet, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation, actively-at-work or evidence of insurability requirement which would otherwise be applicable to such employee on or after the

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Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time and to the extent permitted under the applicable HomeStreet Benefit Plan. Employees of Simplicity or its subsidiaries who do not become Continuing Employees, and qualified beneficiaries, will have the right to continued coverage under group health plans of HomeStreet in accordance with COBRA.
(n)    Prior to the Effective Time, Simplicity shall terminate any obligation to provide retiree medical benefits to the individuals provided by Simplicity or any Simplicity Subsidiary and make any payments necessary to effect such termination.
(o)    Each of the Parties acknowledges and agrees that all provisions contained within this Section 6.12 with respect to Employees are included for the sole benefit of the Parties hereto, and shall not create any right (i) in any other Person, including Benefit Plans or any beneficiary thereof, or (ii) to continued employment with Simplicity, HomeStreet or any of their respective Subsidiaries or Affiliates.
(p)    With respect to the Simplicity Bank Annual Incentive Plan (the “AIP”), each participant’s “Deferred Amount” (as defined under the AIP) shall be paid by Simplicity to the participant in a lump sum as of the Effective Time. Each participant in the AIP shall also be entitled to receive a pro-rata portion of his or her annual incentive award (the “Pro-Rata Award”), calculated from the first day of the plan year beginning on July 1, 2014 until the Effective Time, as if the company performance goals and the department/individual performance goals achieved “target” performance. Each participant’s Pro-Rata Award shall be paid in lump sum by Simplicity immediately prior to the Effective Time. For purposes of this Section 6.12(h), HomeStreet acknowledges that no portion of the Pro-Rata Award shall be deferred pursuant to the AIP. The AIP shall terminate following such payments.
(q)    Those employees of Simplicity or its Subsidiaries who are not offered employment by HomeStreet that is comparable to that employee’s position with Simplicity or its Subsidiaries with respect to salary and within a 25 mile radius of the current address of such employee’s primary work location, and who are not then covered by an existing severance or change-of-control agreement with Simplicity or its Subsidiaries, and who sign and deliver a termination and release agreement substantially in the form of Exhibit G within 30 days of the Effective Time shall be entitled to receive severance pay in an amount equal to one week’s pay for each full year of service, subject to a maximum of twenty-six weeks of pay and a minimum severance amount equal to two weeks of base pay. Such payments will be made by HomeStreet on the date the termination and release agreement that is executed by an employee becomes effective. If Simplicity or any of its Subsidiaries also has a severance pay plan applicable to a Person, then any amounts paid to such Person pursuant to that plan shall reduce the amount that such Person will receive under this Section 6.12(i) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.12(i) hereof shall be construed or interpreted to limit or modify in any way HomeStreet’s at will employment policy or provide any third party beneficiary rights to employees of Simplicity or any of its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any retirement plan or policy). If, by

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reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period.
(r)    Promptly, but no later than the first normal payroll date of HomeStreet following the Effective Time, Simplicity and HomeStreet shall cause each employee of Simplicity or any of its Subsidiaries who is not employed by HomeStreet or its Subsidiaries following the Effective Time to be paid for unused vacation time in accordance with Simplicity’s past practice.
(s)    The Simplicity ESOP shall be terminated immediately prior to the Effective Time (the “ESOP Termination Date”). On the ESOP Termination Date, Simplicity shall direct the Simplicity ESOP trustee(s) to remit a sufficient number of unallocated shares of Simplicity Common Stock held by the Simplicity ESOP’s suspense account to Simplicity or any other lender (as applicable) to repay the full outstanding balance of the Simplicity ESOP loan(s). None of the unallocated shares used to repay the Simplicity ESOP Loan(s) will be entitled to receive any Merger Consideration. All remaining unallocated shares of Simplicity Common Stock and other unallocated plan assets, if any, held by the Simplicity ESOP shall be allocated among the participant accounts on the ESOP Termination Date in accordance with the terms of the ESOP, and as of the Effective Time all shares of Simplicity Common Stock held by the Simplicity ESOP shall be converted into the right to receive the Merger Consideration. As soon as administratively practicable following the Effective Time, the account balances in the Simplicity ESOP shall either be distributed in accordance with the terms of the Simplicity ESOP and the requirements of the Code and ERISA. Simplicity and HomeStreet shall adopt the necessary amendment(s) and board resolution(s) to effect the provisions of this Section 6.12(k). From the date of this Agreement until the ESOP Termination Date, contributions by Simplicity or any Simplicity Subsidiary to the Simplicity ESOP shall continue to be accrued and made in accordance with the Simplicity ESOP loan amortization schedule(s) in effect as of the date of this Agreement.
(t)    The Simplicity 401(k) Plan shall be terminated immediately prior to the Effective Time. As soon as practicable following the Effective Time, the account balances in the Simplicity 401(k) Plan shall be distributed in accordance with the Simplicity 401(k) Plan and the requirements of the Code and ERISA. Continuing Employees who elect to transfer their account balances held by the Simplicity 401(k) Plan to the HomeStreet 401(k) Plan shall be permitted to roll over their outstanding Simplicity 401(k) Plan loan balances to the HomeStreet 401(k) Plan. Simplicity and HomeStreet shall adopt the necessary amendment(s) and board resolution(s) to effect the provisions of this Section 6.12(l).
(u)    Simplicity will terminate the Simplicity Bank 2005 Executive Nonqualified Retirement Plan immediately prior to the Effective Time.
Section 6.13    Notification of Certain Matters. Each of Simplicity and HomeStreet shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is

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reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. . The obligation to notify the other party of such matters shall not affect the determination of whether a Material Adverse Effect has arisen or exists, and any such determination shall be made in accordance with the definition of “Material Adverse Effect” and with the applicable provisions of this Agreement. Without limiting the generality of the preceding sentence, a notice by any party to the other with respect to events that may constitute a Material Adverse Effect shall not be construed as conclusive evidence that such an event or condition exists or has occurred.
Section 6.14    Estoppel Letters. Simplicity shall obtain and deliver to HomeStreet at the Closing with respect to all real estate (a) owned by Simplicity, an estoppel letter dated as of or before the Closing Date in the form of Exhibit G from all tenants, and (b) leased by Simplicity or its Subsidiaries, an estoppel letter dated as of or before the Closing Date in the form of Exhibit H from all lessors.
Section 6.15    Owned Real Property. From the date of this Agreement until the Closing Date, Simplicity shall inform HomeStreet prior to taking title to any property that would be treated as OREO (including by a Subsidiary of Simplicity) and shall comply with HomeStreet’s reasonable requests to obtain and deliver to HomeStreet Phase I environmental reports and title reports with respect to each parcel of real property, with the exception of one-to-four family real estate loans, and any and all such Phase I environmental reports and title reports shall be acceptable to HomeStreet in its reasonable discretion.
Section 6.16    Directors and Officers Insurance. HomeStreet shall maintain, or shall cause HomeStreet Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by Simplicity (provided, that HomeStreet may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall HomeStreet be required to expend pursuant to this Section 6.16 more than 200% of the annual cost currently expended by Simplicity with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, HomeStreet shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Simplicity agrees in order for HomeStreet to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such Insurer or substitute Insurer with such representations as such Insurer may request with respect to the reporting of any prior claims.
ARTICLE 7.    CONDITIONS TO CONSUMMATION OF THE MERGER

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Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger. Consummation of the Merger is subject to satisfaction or waiver by both HomeStreet and Simplicity to the extent such waiver is legally permissible, of the following conditions:
(j)    Simplicity Shareholder Approval. The Simplicity Shareholder Approval shall have been obtained.
(k)    HomeStreet Shareholder Approval. The HomeStreet Shareholder Approval shall have been obtained.
(l)    Notice of Registration. The Commissioner of the CDBO shall have convened a fairness hearing in accordance with California Corporations Code Section 25142 and thereafter shall have made a determination that the Transactions are fair, just and equitable, and shall have issued the Registration Notice.
(m)    Regulatory Approvals. All regulatory approvals required to consummate the Transactions and each of the Mergers shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which HomeStreet Board reasonably determines in good faith would, individually or in the aggregate: (i) prohibit or materially limit the ownership or operation by HomeStreet or HomeStreet Bank of all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, (ii) compel HomeStreet or HomeStreet Bank to dispose of or hold separate all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, or (iii) impose a material compliance burden, penalty or obligation on HomeStreet or HomeStreet Bank resulting from noncompliance by Simplicity with its regulatory obligations. Without limiting the foregoing, Simplicity Bank shall have received approval from the OCC for the amendment of the Simplicity Bank Articles to remove Section 9.A thereof effective as of a date prior to the date of this Agreement.
(n)    No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.
(o)    Nasdaq Listing. The shares of HomeStreet Common Stock to be issued in the Company Merger have been approved for listing on Nasdaq, subject to official notice of issuance.
Section 7.2    Conditions to Obligation of Simplicity. The obligations of Simplicity to consummate the Company Merger is also subject to the fulfillment or written waiver by Simplicity prior to the Effective Time of each of the following conditions:
(k)    Representations and Warranties. The representations and warranties of HomeStreet set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that

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representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or warranty of HomeStreet shall be deemed untrue or incorrect for purposes of the closing conditions set forth in this Section 7.2(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of HomeStreet has had or would reasonably be expected to result in a Material Adverse Effect on HomeStreet; and provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.2(a), any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) included in any such representation or warranty shall be disregarded, and Simplicity shall have received a certificate, dated the Effective Time, signed on behalf of HomeStreet by the Chief Executive Officer and the Chief Accounting Officer of HomeStreet to such effect. At the Closing HomeStreet shall deliver to Simplicity a certificate of the Exchange Agent confirming receipt of the foregoing.
(l)    Performance of Obligations of HomeStreet. HomeStreet shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Simplicity shall have received a certificate, dated the Effective Time, signed on behalf of HomeStreet by the Chief Executive Officer and the Chief Accounting Officer of HomeStreet to such effect.
(m)    HomeStreet Closing Price. The HomeStreet Closing Price shall be at least $15.00 or, if not, then HomeStreet shall have agreed, in a written notice to Simplicity given at least one Business Day prior to the Closing Date, to increase the number of shares to be issued as Merger Consideration by increasing the Exchange Ratio to the ratio obtained by dividing (i) $15.00 by (ii) the HomeStreet Closing Price.
(n)    Certificate of Exchange Agent. HomeStreet shall have delivered a certificate of the Exchange Agent pursuant to Section 3.3.
(o)    Other Actions. HomeStreet shall have furnished Simplicity with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as Simplicity may reasonably request.
Section 7.3    Conditions to Obligation of HomeStreet. The obligations of HomeStreet to consummate the Company Merger is also subject to the fulfillment or written waiver by HomeStreet prior to the Effective Time of each of the following conditions:
(r)    Representations and Warranties. The representations and warranties of Simplicity set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or

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warranty of Simplicity shall be deemed untrue or incorrect for purposes of the closing conditions set forth in this Section 7.3(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Simplicity has had or would reasonably be expected to result in a Material Adverse Effect on Simplicity; and provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.3(a), any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) included in any such representation or warranty shall be disregarded, and HomeStreet shall have received a certificate to such effect, dated the Effective Time, signed on behalf of Simplicity by the Chief Executive Officer and the Chief Financial Officer of Simplicity (or individuals serving in such positions).
(s)    Performance of Obligations of Simplicity. Simplicity shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and HomeStreet shall have received a certificate, dated the Effective Time, signed on behalf of Simplicity by the Chief Executive Officer and the Chief Financial Officer of Simplicity to such effect.
(t)    Termination of Employee Benefit Plans. Simplicity shall have taken such action as is required to terminate all Simplicity Benefit Plans effective as of a date not later than the Effective Time (other than the health and welfare plans or any other plans that are being assumed by HomeStreet), including but not limited to the AIP, Simplicity Bank 2005 Executive Nonqualified Retirement Plan, the Simplicity ESOP the Simplicity 401(k), the equity incentive plans of Simplicity and all retirement benefit plans, unless otherwise agreed to in writing by HomeStreet.
(u)    Operational Requirements. Each of the following shall be true with respect to Simplicity and its Subsidiaries as of the last day of the month most recently ended prior to the Effective Time:
(i)    the total deposits of Simplicity Bank, excluding brokered deposits, shall not be less than Five Hundred Seventy Five million dollars ($575,000,000.00); and
(ii)    Tangible Book Value of Simplicity shall not be less than One Hundred Twenty Five Million ($125,000,000.00); and
ARTICLE 8.    TERMINATION
Section 8.1    Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:
(p)    Mutual Consent. By the mutual consent in writing of HomeStreet and Simplicity.

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(q)    Breach. Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by HomeStreet or Simplicity, in the event of a breach by the other party (or any of its Subsidiaries) of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the Transactions under Section 7.2(a) or (b) or 7.3(a) or (b), as the case may be.
(r)    Delay. By HomeStreet or Simplicity, in the event that the Mergers are not consummated by June 30, 2015, except to the extent that the failure of the Merger to be consummated by such date shall be due to the failure of the party seeking to terminate pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such party set forth in this Agreement.
(s)    No Regulatory Approval. By HomeStreet or Simplicity in the event the approval or non-objection of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Entity or if an application therefor shall have been permanently withdrawn at the request of a Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.
(t)    Denial or Revocation of Notice of Registration. By either HomeStreet or Simplicity in the event the CDBO shall have denied the Registration Permit in a final and non-appealable determination, or if the Registration Permit has been revoked prior to the Effective Time.
(u)    No Simplicity Shareholder Approval. By either HomeStreet or Simplicity, if the Simplicity Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Simplicity Meeting or at any adjournment or postponement thereof.
(v)    No Home Street Shareholder Approval. By either HomeStreet or Simplicity if the HomeStreet Shareholder Approval shall not have been obtained by reason of the failure to obtain the required note at the HomeStreet meeting or any adjournment or postponement thereof.
(w)    HomeStreet Closing Price. By Simplicity if the HomeStreet Closing Price shall be less than $15.00, unless HomeStreet shall have agreed in writing to deliver to the Exchange Agent a number of shares of HomeStreet Common Stock equal to the result obtained by dividing $15.00 by the HomeStreet Closing Price.
(x)    Simplicity Failure to Recommend; Etc. By HomeStreet if (A) Simplicity (directly or by or through the actions of any of its Affiliates or Representatives) shall have breached Section 6.10 above in any respect adverse to HomeStreet, (B) Simplicity Board shall

AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION

have failed to make its recommendation referred to in Section 6.8, or shall have made a Change in Recommendation, or (C) Simplicity shall have materially breached its obligation to convene the Simplicity Meeting in accordance with Section 6.8.
(y)    Alternative Proposals. By HomeStreet if Simplicity has received a Superior Proposal and the Simplicity Board has made a determination to accept such Superior Proposal after compliance with Section 6.10.
(z)    Certain Tender or Exchange Offers. By HomeStreet if a tender offer or exchange offer for 15% or more of the outstanding shares of Simplicity Common Stock is commenced (other than by HomeStreet or a Subsidiary thereof), and Simplicity Board fails to recommend publicly, within ten (10) calendar days thereafter, that holders of Simplicity Common Stock refrain from tendering their shares in such tender or exchange offer, or in any other respect directly or indirectly limits or qualifies its support of the Transactions and against any such tender offer or exchange offer.
Section 8.2    Effect of Termination and Abandonment.
(v)    In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.5(d), this Section 8.2 and Article 9 of this Agreement shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary, none of the parties shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.
(w)    The parties hereto agree that Simplicity shall pay HomeStreet Five Million Two Hundred Seventy-Two Thousand Six Hundred Eleven Dollars and Fifty Cents ($5,272,611.50) (the “Termination Fee”), if this Agreement is terminated as follows:
(i)    if this Agreement is terminated by HomeStreet pursuant to Section 8.1 (j) or (k), Simplicity shall pay the Termination Fee to HomeStreet on the second Business Day following the termination of this Agreement; or
(ii)    if this Agreement is terminated by (A)  HomeStreet pursuant to Section 8.1(b) based upon any reckless or intentional breach, or pursuant to Section 8.1(i), and at the time of such termination no vote of Simplicity shareholders contemplated by this Agreement at the Simplicity Meeting shall have occurred, or (B) by either HomeStreet or Simplicity pursuant to Section 8.1(f),and in the case of any such termination described in this Section 8.2(b)(ii), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Simplicity or Simplicity Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of Simplicity contemplated by this Agreement at the

AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

Simplicity Meeting, in the case of clause (A), or the date of termination, in the case of clause (B) and if within 12 months after such termination Simplicity or any of its Subsidiaries enters into an agreement with respect to a Control Transaction, then Simplicity shall pay to HomeStreet an amount equal to the Termination Fee on the date of execution of such agreement or, if there is no such agreement, then upon consummation of any such Control Transaction; provided, however, that under no circumstances shall Simplicity be required to pay the Termination Fee more than once. As used in this Section 8.2(b), a “Control Transaction” means (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of Simplicity or its Subsidiaries or a majority of the assets of Simplicity or its Subsidiaries, (ii) any issuance of securities resulting in the ownership by any Person of more than 50% of the voting power of Simplicity or its Subsidiaries or by any Person other than Simplicity of more than 50% of the voting power of Simplicity or its Subsidiaries or (iii) any merger, consolidation or other business combination transaction involving Simplicity or any of its Subsidiaries as a result of which the shareholders of Simplicity Bank cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction. Any amount that becomes payable pursuant to this Section 8.2(b) shall be paid by wire transfer of immediately available funds to an account designated by HomeStreet.
The parties agree that the rights and obligations set forth in this Section 8.2 are integral to and an essential component of the Transactions, that without such agreement HomeStreet would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Simplicity. If Simplicity fails to pay HomeStreet the amounts due under Section 8.2(b) within the time periods specified in Section 8.2(b), Simplicity shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by HomeStreet in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided HomeStreet prevails on the merits, together with interest on the amount of any such unpaid amounts at three percent (3%) in excess of the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.
Section 8.3    Specific Performance. The parties to this Agreement acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that in any such case any breach of this Agreement could not be adequately compensated by monetary damages alone. Accordingly, prior to the valid termination of this Agreement in accordance with Section 8.1, a Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled under the terms of this Agreement, at law or in equity. In pursuing such a claim, a party shall not be obligated to prove damages as a result of such breach or threatened breach, and each party agrees not to raise such a defense. No party shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance

AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

with, the covenants and obligations of a party under this Agreement. In seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no party shall be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 8.3, nor shall any party assert a claim or defense to an action for injunctive relief which claim or defense is based upon the failure to post such a bond or undertaking. Notwithstanding any contrary construction of the foregoing, under no circumstances shall any HomeStreet Party be entitled to specific enforcement of this Agreement at any time when there exists an Acquisition Proposal that Simplicity Board has advised HomeStreet it believes in good faith may be or may be negotiated in such a manner as to become a Superior Proposal, or at a time or under circumstances when Simplicity has announced a Change in Recommendation.
ARTICLE 9.    MISCELLANEOUS
Section 9.1 Confidentiality. Except as specifically set forth herein, HomeStreet and Simplicity mutually agree to be bound by the terms of the confidentiality agreement dated May 15, 2014 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement, is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.
Section 9.2    Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 8.2 and this Article 9, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.
Section 9.3    Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived, by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that (i) after the Simplicity Meeting no amendment shall be made which by Law or Nasdaq rules requires further approval by the shareholders of Simplicity without obtaining such approval and (ii) after the HomeStreet Meeting, no amendment shall be made which by law or Nasdaq rules requires further approval by the shareholders of HomeStreet without obtaining such approval.
Section 9.4    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

Section 9.5    Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington applicable to contracts made and to be performed entirely within such State.
Section 9.6    Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own Representatives, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or breach of any provision of this Agreement.
Section 9.7    Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, sent by facsimile (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Simplicity:	Simplicity Bancorp, Inc.
1359 N. Grand Avenue
Covina, CA 91724
Attention: Dustin Luton
President and Chief Executive Officer
Fax: (626) 646-2032

With a copy to:	Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW
Suite 780
Washington, D.C. 20015
Attention: John J. Gorman, Esq.
Benjamin M. Azoff, Esq.
Fax: (202) 362-2902

If to HomeStreet:	HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101
Attention: Mark Mason
Chief Executive Officer and President
Fax: (206) 389-7703

AGREEMENT AND PLAN OF MERGER BETWEEN
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EXECUTION VERSION

With a copy to:	HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101
Attention: Godfrey Evans
General Counsel and Chief Administrative Officer
Fax: (206) 389-7703

With a further copy to:	Davis Wright Tremaine LLP
1201 Third Avenue Suite 2200
Seattle, Washington 98101
Attention: Marcus J. Williams, Esq.
Fax: (206) 757-7799

Section 9.8    Entire Understanding; No Third Party Beneficiaries. This Agreement, the Transaction Documents and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 9.9    Severability. Except to the extent that application of this Section 9.9 would have a Material Adverse Effect on Simplicity or HomeStreet, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.
Section 9.10    Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.
Section 9.11    Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Signature Page to Follow]

AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
HOMESTREET, INC.

By: /s/ Mark K. Mason
Name:    Mark K. Mason
Title:    President and Chief Executive Officer

SIMPLICITY BANCORP, INC.

By: /s/ Dustin Luton
Name:    Dustin Luton
Title:    President and Chief Executive Officer

AGREEMENT AND PLAN OF MERGER BETWEEN
HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.
EXECUTION VERSION